                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                               NOBLE ENERGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

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     (4) Date Filed:

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

                               NOBLE ENERGY, INC.
                             350 GLENBOROUGH DRIVE
                                   SUITE 100
                              HOUSTON, TEXAS 77067

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 29, 2003

To the Stockholders of
Noble Energy, Inc.:

     The annual meeting of stockholders of NOBLE ENERGY, INC., a Delaware corporation (the "Company"), will be held on Tuesday, April 29, 2003, at 9:30 a.m., Central time, at the Hotel Sofitel, located at 425 North Sam Houston Parkway East, Houston, Texas 77060, for the following purposes:

          1. To elect the Board of Directors for the ensuing year;

          2. To consider and vote upon a proposal to approve an amendment to the Company's 1992 Stock Option Plan to (a) increase the aggregate number of shares that may be awarded by stock option grants and (b) increase the maximum number of shares for which options may be awarded to a single employee in a single year; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 17, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of the stockholders will be available for examination at the offices of the Company in Houston, Texas, during ordinary business hours for a period of 10 days prior to the meeting.

     A record of the Company's activities during 2002 and its financial statements for the fiscal year ended December 31, 2002 is contained in the Company's 2002 Annual Report on Form 10-K. The Annual Report does not form any part of the material for solicitation of proxies.

     All stockholders are cordially invited to attend the meeting. STOCKHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING, TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND TO RETURN IT PROMPTLY IN THE POSTAGE-PAID RETURN ENVELOPE PROVIDED. If a stockholder who has returned a proxy attends the meeting in person, the stockholder may revoke the proxy and vote in person on all matters submitted at the meeting.

                                          By Order of the Board of Directors of
                                          NOBLE ENERGY, INC.

                                          Albert D. Hoppe
                                          Senior Vice President, General Counsel
                                          and Secretary

Houston, Texas
March 24, 2003

                               NOBLE ENERGY, INC.
                             350 GLENBOROUGH DRIVE
                                   SUITE 100
                              HOUSTON, TEXAS 77067

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 29, 2003

                                  INTRODUCTION

     The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the Board of Directors of the Company for use at the annual meeting of stockholders of the Company to be held on April 29, 2003, and at any adjournment thereof. The approximate date on which this proxy statement and the accompanying proxy will first be mailed to stockholders of the Company is March 27, 2003.

     Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If no direction is indicated, the shares will be voted (i) for election of the nominees for director named in the proxy; and (ii) for both proposed amendments to the 1992 Stock Option Plan (as further discussed below). Any stockholder of the Company returning a proxy has the right to revoke the proxy at any time before it is voted by communicating the revocation in writing to Albert D. Hoppe, Secretary, Noble Energy, Inc., 350 Glenborough Drive, Suite 100, Houston, Texas 77067, or by executing and delivering a proxy bearing a later date. No revocation by written notice or by delivery of another proxy shall be effective until the notice of revocation or other proxy, as the case may be, has been received by the Company at or prior to the meeting.

     In order for an item of business proposed by a stockholder to be considered properly brought before the annual meeting of stockholders as an agenda item or to be included in the proxy statement, the By-laws of the Company require that the stockholder give written notice to the Secretary of the Company. The notice must specify certain information concerning the stockholder and the item of business proposed to be brought before the meeting. The notice must be received by the Secretary of the Company not later than 120 calendar days before the first anniversary of the release date of the previous year's annual meeting proxy statement; provided, however, that in the event that (i) no annual meeting was held in the previous year or (ii) the date of the annual meeting has changed by more than 30 days from the date of the previous year's meeting, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the earlier of the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made. Accordingly, the Company must receive any stockholder notice in connection with the 2004 annual meeting of stockholders no later than November 28, 2003.

VOTING PROCEDURES AND TABULATION

     The Company will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law.

     The inspectors will tabulate the number of votes cast for or withheld from each matter submitted at the meeting for a stockholder vote. Votes that are withheld will be excluded entirely from the vote and will have no effect. Under the rules of the New York Stock Exchange ("NYSE"), brokers who hold shares in street name have the authority to vote on certain "routine" items when they have not received instructions from beneficial owners. Brokers will have discretionary authority to vote on each matter submitted at the meeting for a stockholder vote. Under applicable Delaware law and the Company's Certificate of Incorporation and By-laws, a broker non-vote or other limited proxy will have no effect on the outcome of the election of directors. In connection with the proposal to amend the Company's 1992 Stock Option and Restricted Stock

Plan, a broker non-vote will not be counted towards the presence of a quorum necessary to vote on the proposal.

                               VOTING SECURITIES

     Only holders of record of common stock of the Company, par value $3.33 1/3 per share (the "Common Stock"), at the close of business on March 17, 2003, the record date for the meeting, are entitled to notice of and to vote at the meeting. A majority of the shares of Common Stock entitled to vote, present in person or represented by proxy is necessary to constitute a quorum. On the record date for the meeting, there were issued and outstanding 57,387,559 shares of Common Stock. Each share of Common Stock is entitled to one vote.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following tabulation sets forth as of March 17, 2003 information with respect to the only persons who were known to the Company to be beneficial owners of more than five percent of the outstanding shares of Common Stock.

                                                              NUMBER OF SHARES      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                        BENEFICIALLY OWNED(1)   OF CLASS
------------------------------------                        ---------------------   --------
PRIMECAP Management Company...............................        6,026,800(2)       10.5%
  225 South Lake Avenue, #400
  Pasadena, CA 91101-3005
Capital Research & Management.............................        5,535,800           9.6%
  333 South Hope
  Los Angeles, CA 90071
The Samuel Roberts Noble Foundation, Inc. ................        3,108,633(3)        5.4%
  P.O. Box 2180
  Ardmore, Oklahoma 73402

---------------

(1) Unless otherwise indicated, all shares listed are directly held with sole voting and investment power.

(2) Included in the shares that are beneficially owned by PRIMECAP Management Company are 3,600,000 shares of Common Stock in which shared dispositive power and sole voting power are owned by Vanguard PRIMECAP Fund.

(3) The Samuel Roberts Noble Foundation, Inc. is an Oklahoma not-for-profit corporation organized in 1952 as successor to a charitable trust formed in 1945. The Foundation is engaged in basic plant biology research and agricultural research, consultation and demonstration. From time to time as funds are available, the Foundation also makes grants to various charitable organizations. Michael A. Cawley, a director of the Company, serves as President, Chief Executive Officer and a trustee of the Foundation. James C. Day, a director of the Company, also serves as a trustee of the Foundation. In the event of a vacancy in a trusteeship of the Foundation, a majority of the remaining trustees has the power to elect a successor trustee to fill the vacancy.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

     Seven directors, constituting the entire Board of Directors, are to be elected at the meeting to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Six of the current nominees for director were elected directors of the Company by vote of the stockholders at the 2002 annual meeting. A seventh director position was created by the Board of Directors effective August 1, 2002 and Kirby L. Hedrick was elected, effective August 1, 2002, by the Board to fill the new position.

     Generally, the Company's By-laws provide that a stockholder must deliver written notice to the Secretary of the Company not later than 90 calendar days prior to the annual meeting naming the stockholder's nominee(s) for director and specifying certain information concerning the stockholder and nominee(s). Accordingly, a stockholder's nominee(s) for director to be presented at the 2004 annual meeting of stockholders must be received by the Company no later than January 28, 2004.

     Directors are elected by plurality vote. All duly submitted and unrevoked proxies in the form accompanying this proxy statement will be voted for the nominees selected by the Board of Directors, except where authorization so to vote is withheld. THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES.

                             NOMINEES FOR DIRECTOR

     Michael A. Cawley -- Mr. Cawley has served as President and Chief Executive Officer of The Samuel Roberts Noble Foundation, Inc. since February 1, 1992, after serving as Executive Vice President of the Foundation since January 1, 1991. Prior to 1991, Mr. Cawley was the President of Thompson, Cawley, Veazey & Burns, a professional corporation, attorneys at law. Mr. Cawley, age 55, has served as a trustee of the Foundation since 1988 and is also a director of Panhandle Royalty Company and Noble Corporation. He has served as a director of the Company since 1995 and its Lead Independent Director since 2001.

     Edward F. Cox -- Mr. Cox has been a partner in the law firm of Patterson, Belknap, Webb & Tyler LLP, New York, New York since March 1998 and a member of the firm's management committee since March 1999. Prior thereto, he was a partner in the law firm of Donovan Leisure Newton & Irvine, New York, New York for more than five years. Mr. Cox, age 56, has served as a director of the Company since 1984.

     Charles D. Davidson -- Mr. Davidson has served as President and Chief Executive Officer of the Company since October 2000 and has served as Chairman since April 2001. Prior to October 2000, he served as President and Chief Executive Officer of Vastar Resources, Inc. ("Vastar") from March 1997 to September 2000 (Chairman from April 2000) and was a Vastar director from March 1994 to September 2000. From September 1993 to March 1997, he served as a Senior Vice President of Vastar. From December 1992 to October 1993, he was Senior Vice President of the Eastern District for ARCO Oil and Gas Company. From 1988 to December 1992, he held various positions with ARCO Alaska, Inc. Mr. Davidson, age 53, joined ARCO in 1972.

     James C. Day -- Mr. Day serves as Chairman of the Board and Chief Executive Officer of Noble Corporation (formerly known as Noble Drilling Corporation). He has served as Chairman of the Board of Noble Corporation since October 1992 and Chief Executive Officer since January 1984. Mr. Day also served as President of Noble Corporation from January 1984 to January 1999. Additionally, Mr. Day, age 59, is a director of Global Industries, Ltd. and a trustee of The Samuel Roberts Noble Foundation, Inc. He served as a director of the Company from 1994 to 2000 and again from September 2001 to date.

     Kirby L. Hedrick -- Mr. Hedrick served as Executive Vice President over upstream operations for Phillips Petroleum Company from 1997 until his retirement in 2000. Mr. Hedrick, age 50, was elected to the Company's Board of Directors on August 1, 2002.

     Dale P. Jones -- In October 1998, Mr. Jones retired from his position as Vice Chairman of Halliburton Company, an energy services company, a position he had held since 1995. Prior thereto, Mr. Jones had served in various executive and management capacities for Halliburton for more than 30 years. He also served as a consultant for Halliburton from October 2, 1998 until October 1, 2000. Mr. Jones, age 66, has served as a director of the Company since October 1998. Mr. Jones also serves as a director of Telsco Industries, Inc.

     Bruce A. Smith -- Mr. Smith has served as President and Chief Executive Officer of Tesoro Petroleum Corporation since 1995 and has served as its Chairman since 1996. Mr. Smith, age 58, joined Tesoro in 1992. He was elected to the Company's Board of Directors on March 6, 2002.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Board of Directors held nine meetings in 2002, consisting of five regular meetings, the annual organizational meeting and three special meetings. At each regular Board meeting since July 2002, the independent directors have met in executive session, led by the Lead Independent Director and without the presence of the Company's Chief Executive Officer.

COMMITTEES OF THE BOARD

     The Board has four standing committees, whose names, current members and primary functions are as follows:

          Compensation, Benefits and Stock Option Committee -- Bruce A. Smith, Chairman; Edward F. Cox; Kirby L. Hedrick; and Dale P. Jones. The primary responsibility of the Compensation, Benefits and Stock Option Committee is to provide direction in the areas of (i) salary and bonus compensation,
     (ii) benefits, and (iii) stock options, particularly as these areas relate to the Chief Executive Officer ("CEO") and other members of senior management. The Compensation, Benefits and Stock Option Committee held five meetings during 2002. For more details, see information under the section "Report of the Compensation, Benefits and Stock Option Committee on Executive Compensation."

          Audit Committee -- Dale P. Jones, Chairman; Michael A. Cawley and Bruce A. Smith. The primary responsibility of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process and internal control systems, including overseeing the internal audit process and the annual independent audit of the Company's financial statements. The Audit Committee held eight meetings during 2002. For more details, see information under the section "Report of the Audit Committee."

          Corporate Governance and Nominating Committee -- Michael A. Cawley, Chairman; Edward F. Cox; James C. Day; Dale P. Jones; Kirby L. Hedrick and Bruce A. Smith. The primary responsibilities of the Corporate Governance and Nominating Committee are (i) to provide a focus on corporate governance to enable and enhance the Company's short and long-term performance and
     (ii) to engage in appropriate director selection, retention and development. The Corporate Governance and Nominating Committee (formerly known as the Nominating Committee) held five meetings during 2002. The Corporate Governance and Nominating Committee will consider director nominees of security holders made in writing to the attention of a committee member and delivered to the Company's principal address, provided the nomination is timely made as provided on page 3 of this proxy statement.

          Environment, Health and Safety Committee -- Edward F. Cox, Chairman; James C. Day; Charles D. Davidson; and Kirby L. Hedrick. The primary responsibility of the Environment, Health and Safety Committee is to assist the Board of Directors in determining whether the Company has policies and procedures in place to facilitate compliance with applicable environment, health and safety laws. The environment, health and safety committee held five meetings during 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2002, James C. Day served as a member of the Company's Compensation, Benefits and Stock Option Committee until his resignation from that Committee on April 11, 2002. Mr. Day is the Chairman of the Board and Chief Executive Officer of Noble Corporation. During 2002, the Company paid Noble Corporation (formerly Noble Drilling Corporation) approximately $3.4 million for drilling services. As an operator, the Company also paid approximately $5.0 million to Noble Corporation on behalf of other working interest owners. During this period, the Company, as operator, also received payments from Noble Corporation of approximately $650,000 for certain Noble Corporation leasehold working interests operated by the Company.

     Michael A. Cawley is President and Chief Executive Officer of The Samuel Roberts Noble Foundation, Inc. Mr. Cawley and James C. Day are trustees of the Foundation. During 2002, the Company paid approximately $170,000 to the Foundation, principally relating to reimbursement of expenses for the Company's use of an aircraft owned by the Foundation.

     Bruce A. Smith is President and Chief Executive Officer of Tesoro Petroleum Corporation. During 2002, the Company paid approximately $84,000 to Tesoro Marine Services, Inc., a subsidiary of Tesoro Petroleum Corporation, for supplies used in the Company's business.

COMPENSATION OF DIRECTORS

     Directors who are not officers of the Company or any of its subsidiaries receive an annual retainer of $37,500 and a fee of $1,000 for each Board or committee meeting attended. With the exception of the Audit Committee, the chairman of each committee, if not also an employee or officer of the Company, receives an additional annual retainer of $2,500. The chairman of the Audit Committee receives an additional $10,000. In April 2001, the non-employee directors established the position of "Lead Independent Director" and set an additional annual fee of $2,500 for the Lead Independent Director position. In January 2002, the annual fee for the Lead Independent Director position was increased to $12,000. The Company also reimburses directors for travel, lodging and related expenses they incur in attending Board and committee meetings.

     Non-employee directors are entitled to the benefit of the Company's Non-Employee Director Fee Deferral Plan. Under the terms of this plan, non-employee directors may, during a specified period of time each year, elect to have all of any portion of their director fees deferred for future payment by the Company. The deferral may be in the form of a dollar amount and/or in the form of phantom stock units.

     Non-Employee Director Stock Option Plan. The 1988 Nonqualified Stock Option Plan for Non-Employee Directors, as amended, provides for the grant of nonqualified stock options to each director of the Company who is neither an employee nor officer of the Company. The plan provides generally for a fixed grant of options annually on each February 1 during the term of the plan. An automatic grant is made (i) to each new non-employee director at the time of the director's election of an option to purchase 10,000 shares of Common Stock and
(ii) to each incumbent non-employee director on February 1 each year of an option to purchase 5,000 shares of Common Stock. The purchase price per share of Common Stock under the option is fair market value on the date of grant. The options have a ten-year term and are initially exercisable one year after date of grant.

                                  PROPOSAL II

                            APPROVAL OF AMENDMENT TO
                             1992 STOCK OPTION PLAN

     At the annual meeting, the Company's stockholders are being asked to approve an amendment to the 1992 Stock Option and Restricted Stock Plan (the "1992 Plan") to (1) increase the aggregate number of shares of the Company's Common Stock authorized for issuance under the 1992 Plan from 6,500,000 shares to 9,250,000 shares (an increase of 2,750,000 shares), and (2) increase the maximum number of shares of the Common Stock for which options and stock appreciation rights may be granted, and which may be awarded as restricted stock, to any one person during a calendar year from 80,000 shares to 200,000 shares (an increase of 120,000 shares). The Board of Directors unanimously adopted this amendment on January 27, 2003, subject to stockholder approval at the annual meeting.

     As of March 17, 2003, options for 4,650,636 shares of Common Stock were outstanding under the 1992 Plan, and 366,390 shares of Common Stock remained available for future grants and awards under the 1992 Plan. Approval by shareholders of the above proposal will increase the shares of Common Stock available for future grants and awards under the 1992 Plan to 3,116,390 shares. The shares of Common Stock issuable under the 1992 Plan may be drawn from shares of the Company's authorized but unissued Common Stock or from shares of Common Stock reacquired by the Company, including shares repurchased on the open market.

     The proposed amendment will assure that the number of shares of Common Stock available for issuance under the 1992 Plan will be sufficient to allow the Company to continue to use equity incentives to attract, motivate and reward key employees of the Company. The proposed amendment will also permit the Compensation, Benefits and Stock Option Committee of the Board of Directors to make larger individual grants or awards under the 1992 Plan if the Committee determines that such grants or awards are in the best interests of the Company. The proposed amendment will not be implemented unless approved by the stockholders.

     The following is a summary of the principal features of the 1992 Plan. The summary does not purport to be a complete description of all provisions in 1992 Plan and is qualified in its entirety by the text of the 1992 Plan, a copy of which is attached to this proxy statement as Appendix A. Capitalized terms not otherwise defined below have the meaning ascribed to them in the 1992 Plan.

GENERAL

     Under the 1992 Plan, shares of Common Stock may be subject to grants of Incentive Options, Nonqualified Options, SARs or award of Restricted Stock to officers and other employees of the Company or one of its Affiliates. Options and any SARs related thereto may be granted, and Restricted Stock may be awarded, until the shares of Common Stock available under the 1992 Plan have been exhausted or the 1992 Plan has been terminated. Shares of Common Stock covered by an Option that expires or terminates prior to exercise and shares of Restricted Stock returned to the Company are again available for grant of Options and awards of Restricted Stock. The 1992 Plan contains antidilution provisions applicable in the event of increase or decrease in the number of outstanding shares of Common Stock, effected without receipt of consideration therefor by the Company, through a stock dividend or any recapitalization or merger or otherwise in which the Company is the surviving Company, resulting in a stock split-up, combination or exchange of shares of the Company, in which event appropriate adjustments will be made in the maximum number of shares subject to the 1992 Plan and the number of shares and option prices under then outstanding Options.

ADMINISTRATION

     The 1992 Plan is administered by a committee (the "Committee") of the Board of Directors of the Company. The Committee must consist of two or more directors of the Company, all of whom must be (i) Non-Employee Directors as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) Outside Directors as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. The Committee determines the grants of Options and awards of Restricted Stock, the terms and provisions of the respective agreements covering the grants or awards and all other decisions concerning the 1992 Plan. The 1992 Plan provides that the determination of the Committee is binding with respect to all questions of interpretation and application of the 1992 Plan and of Options granted or awards of Restricted Stock made thereunder, subject to the express provisions of the 1992 Plan and except as set forth below under "Stock Options and SARs" and "Amendment of the 1992 Plan."

ELIGIBILITY

     All regular salaried officers and other employees of the Company or one of its Affiliates are eligible to participate in the 1992 Plan.

     As of March 17, 2003, 11 officers and approximately 600 other employees were eligible to participate in the 1992 Plan.

MARKET VALUE

     On March 17, 2003, the reported closing price per share of Common Stock on the New York Stock Exchange was $34.08.

STOCK OPTIONS AND SARS

     The 1992 Plan provides that, from time to time during the term of the 1992 Plan, the Committee, in its sole discretion, may grant Incentive Options, Nonqualified Options, Restricted Stock or any combination thereof to any employee eligible under the 1992 Plan. Each person who accepts an Option shall enter into an agreement with the Company whereupon the person shall become a participant in the 1992 Plan in accordance with the terms of the agreement.

     The Committee may from time to time grant SARs in conjunction with all or any portion of an Option either at the time of the initial Option grant or, with respect to a Nonqualified Option, at any time after the initial Option grant while the Nonqualified Option is outstanding. SARs generally will be subject to the same terms and conditions and exercisable to the same extent as Options, as described above. SARs entitle an Optionee to receive without payment to the Company (except for applicable withholding taxes) the excess of the aggregate fair market value per share with respect to which the SAR is then being exercised (determined as of the date of the exercise) over the aggregate purchase price of the shares as provided in the related Option. Payment may be made in shares of already owned Common Stock or in cash, or a combination thereof, as determined by the Committee.

OPTION PRICE

     The option price for each Share covered by an Incentive Option shall not be less than the greater of (a) the par value of the Share or (b) the Fair Market Value of the Share at the time the Option is granted. The option price for each Share covered by a Nonqualified Option shall not be less than the greater of (a) the par value of the Share or (b) 100 percent of the Fair Market Value of the Share at the time the Option is granted, except that the minimum option price may be equal to or greater than 85 percent of the Fair Market Value of the Share at the time the Option is granted if and to the extent the discount from Fair Market Value is expressly granted in lieu of a reasonable amount of salary or cash bonus. If the Company agrees to substitute a new option under the 1992 Plan for an old Option, or to assume an old Option, as provided for in the 1992 Plan, the option price of the Shares covered by each the new Option or assumed Option may be otherwise determined by a formula; provided, however, in no event shall:
(a) the excess of the aggregate Fair Market Value of the Shares subject to the Option immediately after the substitution or assumption over the aggregate option price of the Shares be more than the excess of the aggregate Fair Market Value of all Shares subject to the option immediately prior to the substitution or assumption over the aggregate option price of the Shares; (b) in the case of an Incentive Option, the new Option or the assumption of the old Option give the Optionee additional benefits that he would not have under the old Option; or (c) the ratio of the option price to the Fair Market Value of the stock subject to the Option immediately after the substitution or assumption be more favorable to the Optionee than the ratio of the option price to the Fair Market Value of the stock subject to the old Option immediately prior to the substitution or assumption, on a Share by Share basis. Notwithstanding the foregoing, the new option price in the case of an Incentive Option shall be subject to the requirements of Section 424(a) of the Code and the Treasury regulations and revenue rulings promulgated thereunder.

RESTRICTED STOCK

     The 1992 Plan provides that Restricted Stock may be awarded by the Committee to the eligible recipients as it may determine from time to time. The eligible recipients are those individuals who are eligible for Option grants. Restricted Stock is Common Stock that may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of until the terms and conditions set by the Committee, which terms and conditions may include, among other things, the achievement of specific goals, have been satisfied (the "Restricted Period"). During the Restricted Period, unless specifically provided otherwise in accordance with the terms of the 1992 Plan, the recipient of Restricted Stock would be the record owner of the shares and have all the rights of a stockholder with respect to the shares, including the right to vote and the right to receive dividends or other distributions made or paid with respect to the shares.

     The 1992 Plan provides that the Committee has the authority to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any and all of the shares of Restricted Stock awarded to an individual on the terms and conditions as the Committee may deem appropriate. If during the Restricted Period an individual's continuous employment terminates for any reason, any Restricted Stock remaining subject to restrictions will be forfeited by the individual and transferred at no cost to the Company; provided, however, that as noted above, the Committee has the authority to cancel any or all outstanding restrictions prior to the end of the Restricted Period, including the cancellation of restrictions in connection with certain types of termination of employment.

AMENDMENT AND DURATION OF THE 1992 PLAN

     The Board of Directors may at any time amend, suspend or terminate the 1992 Plan; provided, however, the Board may not, without approval of the stockholders of the Company, amend the 1992 Plan so as to (i) increase the maximum number of shares subject thereto, or (ii) reduce the option price per share covered by Options granted under the 1992 Plan below the price specified in the 1992 Plan. Additionally, the Board may not modify, impair or cancel any outstanding Option or SARs related thereto, or the restrictions, terms or conditions applicable to Shares of Restricted Stock, without the consent of the holder thereof. No Incentive Option or SAR related thereto may be granted under the 1992 Plan after December 9, 2006.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary is based upon an analysis of the Code, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences and the consequences may be either more or less favorable than those described below depending on an employee's particular circumstances.

     Incentive Options. No income will be recognized by an Optionee for federal income tax purposes upon the grant or exercise of an Incentive Option; provided, however, that to the extent that an Incentive Option is exercised more than three months (twelve months in the event of disability) from the date of termination of employment for any reason other than death, the Incentive Option will be taxed in the same manner described below for Nonqualified Options (rather than in the manner described herein for an Incentive Option). The basis of shares transferred to an Optionee pursuant to the exercise of an Incentive Option is the price paid for the shares. If the Optionee holds the shares for at least one year after transfer of the shares to the Optionee and two years after the grant of the Incentive Option, the Optionee will recognize capital gain or loss upon sale of the shares received upon the exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the Optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less (and if the disposition is a transaction in which loss, if sustained, would be recognized), the gain on disposition. Any additional gain or loss realized by the Optionee upon the disposition will be a capital gain or loss.

     The excess of the fair market value of shares received upon the exercise of an Incentive Option over the option price for the shares is an item of adjustment for the Optionee for purposes of the alternative minimum tax.

     The Company is not entitled to a deduction upon the exercise of an Incentive Option by an Optionee. If the Optionee disposes of the shares received pursuant to such exercise prior to the expiration of one year following transfer of the shares to the Optionee or two years after grant of the option, however, the Company may, subject to the deduction limitations described below, deduct an amount equal to the ordinary income recognized by the Optionee upon disposition of the shares at the time the income is recognized by the Optionee.

     If an Optionee uses already owned shares of Common Stock to pay the exercise price for shares under an Incentive Option, the resulting tax consequences will depend upon whether the already owned shares of Common Stock are "statutory option stock", and, if so, whether the statutory option stock has been held by the Optionee for the applicable holding period referred to in
Section 424(c)(3)(A) of the Code. In general, "statutory option stock" (as defined in Section 424(c)(3)(B) of the Code) is any stock acquired through the exercise of an incentive stock option or an option granted pursuant to an employee stock purchase plan, but not stock acquired through the exercise of a nonstatutory option. If the stock is statutory option stock with respect to which the applicable holding period has been satisfied, no income will be recognized by the Optionee upon the transfer of the stock in payment of the exercise price of an Incentive Option. If the stock is not statutory option stock, no income will be recognized by the Optionee upon the transfer of the stock unless the stock is not substantially vested within the meaning of the regulations under Section 83 of the Code (in which event it appears that the Optionee will recognize ordinary income upon the transfer equal to the amount by which the fair market value of the transferred shares exceeds their basis). If the stock used to pay the exercise price of an Incentive Option is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of the stock will be a disqualifying disposition described in Section 421(b) of the Code which will result in the recognition of ordinary income by the Optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the Incentive Option covering the stock was exercised over the amount paid for the stock. Under the present provisions of the Code, it is not clear whether all shares received upon the exercise of an Incentive Option with already-owned shares will be statutory option stock or how the Optionee's basis will be allocated among the shares.

     Nonqualified Options. No income will be recognized by an Optionee for federal income tax purposes upon the grant of a Nonqualified Option. Upon exercise of a Nonqualified Option, the Optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for such shares, and subject to the deduction limitations described below, the Company will be entitled to a deduction equal to the ordinary income recognized by the Optionee.

     The basis of shares transferred to an Optionee pursuant to exercise of a Nonqualified Option is the price paid for the shares plus an amount equal to any income recognized by the Optionee as a result of the exercise of the option. If an Optionee thereafter sells shares acquired upon exercise of a Nonqualified Option, any amount realized over the basis of the shares will constitute capital gain to the Optionee for federal income tax purposes.

     If an Optionee uses already owned shares of Common Stock to pay the exercise price for shares under a Nonqualified Option, the number of shares received pursuant to the Nonqualified Option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the Optionee upon the exercise will be taxable to the Optionee as ordinary income. If the already owned shares of Common Stock are not "statutory option stock" (as defined in Section 424(c)(3)(B) of the Code) or are statutory option stock with respect to which the applicable holding period referred to in
Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the Nonqualified Option will not be statutory option stock and the Optionee's basis in the number of shares received in exchange for the stock delivered in payment of the exercise price will be equal to the basis of the shares delivered in payment. The basis of the remaining shares received upon the exercise will be equal to the fair market value of the shares. However, if the already owned shares of Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether the exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon the exercise will be statutory option stock, or how the Optionee's basis will be allocated among the shares received.

     The ordinary income recognized by an Optionee upon the exercise of a Nonqualified Option is compensation subject to withholding for federal income tax purposes, and the Company must make arrangements with the Optionee to ensure that the amount of the tax required to be withheld by the Company is paid to the Internal Revenue Service for the benefit of the Optionee. This tax withholding obligation may be satisfied by an Optionee at the time of the exercise of a Nonqualified Option by paying cash to the Company or by transferring already owned shares of Common Stock to the Company. If an Optionee transfers already owned shares of Common Stock to the Company in order to satisfy the Company's tax withholding obligation, the transfer of such shares will be a taxable event. If the already owned shares of Common Stock are not statutory option stock or are statutory option stock with respect to which the applicable holding period has been satisfied, the amount by which the consideration received by the Optionee (i.e., the amount of the Optionee's tax withholding that is satisfied by the transfer, plus any cash paid by the Company to the Optionee in lieu of a fractional share) exceeds the Optionee's basis in the transferred stock will be a capital gain to the

Optionee (or, if the consideration received is less than the Optionee's basis, the difference will be a capital loss to the Optionee). If the already owned shares of Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of the shares will be a disqualifying disposition of statutory option stock.

     SARs. There will be no federal income tax consequences to either the recipient or the Company upon the grant of SARs. Generally, the recipient will recognize ordinary income subject to withholding upon the exercise of SARs in an amount equal to the amount of cash received and the fair market value of any shares acquired pursuant to the exercise. Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the amount includable in the recipient's income.

     Restricted Stock. If the restrictions on an award of Restricted Stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable within the meaning of Section 83 of the Code, the recipient will not recognize income for federal income tax purposes at the time of the award unless the recipient affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid therefor, in gross income for the year of the award pursuant to
Section 83(b) of the Code. In the absence of an election, the recipient will be required to include in income for federal income tax purposes in the year in which occurs the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code, the fair market value of the shares of restricted stock on that date, less any amount paid therefor. The Company will be entitled to a deduction at the time of income recognition to the recipient in an amount equal to the amount the recipient is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the Restricted Stock is received, the recipient will recognize ordinary income at the time of the receipt of the Restricted Stock and the Company will be entitled to a corresponding deduction equal to the fair market value (determined without regard to applicable restrictions) of the shares at the time less the amount paid, if any, by the recipient for the Restricted Stock. If a Section 83(b) election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the Restricted Stock, but, if the Restricted Stock is subsequently forfeited, no deduction will be allowed to the recipient with respect to the forfeiture. Dividends paid to a recipient holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the recipient, unless the recipient made an election under Section 83(b). Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the dividends includable in the recipient's income as compensation. If the recipient has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the recipient.

     If the restrictions on an award of Restricted Stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the recipient will recognize ordinary income for federal income tax purposes at the time of the award in an amount equal to the fair market value of the shares of Restricted Stock on the date of the award, less any amount paid therefor. The Company will be entitled to a deduction at that time in an amount equal to the amount the recipient is required to include in income with respect to the shares, subject to the deduction limitations described below.

     Limitations on the Company's Compensation Deduction. Section 162(m) of the Code limits the deduction which the Company may take for otherwise deductible compensation payable to certain officers of the Company to the extent that compensation paid to any such officer for the year exceeds $1 million, unless the compensation is performance-based, is approved by the Company's stockholders, and meets certain other criteria. Compensation attributable to a stock option or SAR is deemed to satisfy the requirements for performance-based compensation if (i) the grant or award is made by a compensation committee composed of two or more outside directors; (ii) the plan under which the option or right is granted states the maximum number of shares with respect to which options or rights may be granted during a specified period to any employee; and
(iii) under the terms of the option or right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award. The 1992

Plan has been designed to enable awards of Options (other than Nonqualified Options granted at less than fair market value on the date of grant) and SARs granted by the Committee to qualify as performance-based compensation for purposes of Section 162(m) of the Code.

VOTE REQUIRED AND BOARD RECOMMENDATION

     At the annual meeting stockholders are being asked to approve the amendment of the 1992 Plan to (1) increase the aggregate number of shares of Common Stock authorized for issuance under the 1992 Plan by 2,750,000 shares, and (2) increase the maximum number of shares of the Common Stock for which options and stock appreciation rights may be granted, and which may be awarded as restricted stock, to any one person during a calendar year by 120,000 shares. Approval of the proposed amendment will require the affirmative vote of a majority of the votes cast on the proposal, provided that the total number of votes cast on the proposal represents over 50% of the Common Stock entitled to vote on the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENT OF THE 1992 PLAN for the reasons described on pages 5-6 above.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following tabulation sets forth as of March 17, 2003 the shares of Common Stock beneficially owned by each director, each named executive officer listed in the Summary Compensation Table included elsewhere in this proxy statement, and all directors and named executive officers as a group.

                                                                    COMMON STOCK
                                                               BENEFICIALLY OWNED(1)
                                                            ----------------------------
                                                             NUMBER           PERCENT OF
NAME                                                        OF SHARES          CLASS(2)
----                                                        ---------         ----------
Director
Michael A. Cawley.........................................  3,151,004(3)(4)     5.49%
Edward F. Cox.............................................     65,572(3)        0.09%
Charles D. Davidson.......................................    122,035(3)        0.21%
James C. Day..............................................  3,130,651(3)(4)     5.46%
Kirby L. Hedrick..........................................      1,000           0.00%
Dale P. Jones.............................................     20,286(3)        0.04%
Bruce A. Smith............................................        -0-           0.00%
Named Executive Officers (excluding any director named
  above) and Group
Susan M. Cunningham.......................................     15,667(3)        0.03%
Albert D. Hoppe...........................................     32,334(3)        0.06%
James L. McElvany.........................................    125,578(3)        0.22%
William A. Poillion, Jr. .................................    252,817(3)        0.44%
All directors and named executive officers as a group (11
  persons)................................................  3,808,311(4)(5)(6)   6.64%

---------------

(1) Unless otherwise indicated, all shares are directly held with sole voting and investment power.

(2) Rounded to the closest one-tenth of one percent.

(3) Includes shares not outstanding but subject to currently exercisable options, as follows: Mr. Cawley -- 41,571 shares; Mr. Cox -- 52,572 shares; Mr. Davidson -- 119,000 shares; Mr. Day -- 21,000 shares; Mr.
    Hoppe -- 32,334 shares; Mr. Jones -- 19,286 shares; Mr. McElvany -- 100,019 shares; Mr. Poillion -- 189,293 shares; Mrs. Cunningham -- 15,667 shares.

(4) Includes 3,108,633 shares held of record by The Samuel Roberts Noble Foundation, Inc. Mr. Cawley and Mr. Day are two of thirteen trustees of the Foundation. As with other corporate action, the voting of the shares held by the Foundation requires a majority vote of its trustees at a meeting at which a quorum of trustees is present. Accordingly, Messrs. Cawley and Day do not represent sufficient voting power on the Foundation's board of trustees to determine voting or investment decisions with respect to the 3,108,633 shares owned by it. Mr. Cawley and Mr. Day disclaim any beneficial ownership or pecuniary interest in the 3,108,633 shares.

(5) Includes 590,742 shares not outstanding but subject to currently exercisable options.

(6) The 3,108,633 shares owned by The Samuel Roberts Noble Foundation, Inc. and reported by Messrs. Cawley and Day are included only once in "total shares beneficially owned."

                             EXECUTIVE COMPENSATION

     The following report of the Compensation, Benefits and Stock Option Committee of the Board of Directors and the information under the section "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC") or subject to the SEC's proxy rules, except for the required disclosure in this proxy statement, or to the liabilities of Section 18 of the Exchange Act, and the information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act.

                      REPORT OF THE COMPENSATION, BENEFITS
                           AND STOCK OPTION COMMITTEE
                           ON EXECUTIVE COMPENSATION

To the Stockholders
of Noble Energy, Inc.:

     As members of the Compensation, Benefits and Stock Option Committee of the Board of Directors, we have responsibility for administering the executive compensation program of the Company. All decisions by the committee relating to the compensation of executive officers are reviewed by the full Board.

COMPENSATION PHILOSOPHY

     The Company's compensation philosophy is to pay employees for the value of their contributions, recognizing differences in individual performance through the various components of total compensation. Total compensation consists of base salary, incentives and benefits. The Company's objective is to provide a total compensation program that is flexible enough to respond to changing market conditions and which also aligns compensation levels with sustained performance and comparable industry benchmarks. Compensation levels are evaluated annually to ensure they are market competitive and that they reflect relative performance within the Company.

     The executive compensation policy of the Company, which is endorsed by the committee, is to provide a compensation program that will attract, motivate and retain persons of high quality and will support a long-standing internal culture of loyalty and dedication to the interests of the Company. In administering the executive compensation program, the committee is mindful of the following principles and guidelines, which are supported by the full Board.

     Base salaries for executive officers should be competitive. A sufficient portion of annual compensation should be at risk in order to align the interests of executives with those of stockholders of the Company. This variable part of annual compensation should reflect both corporate and individual performance. As a person's level of responsibility increases, a greater portion of total compensation should be at risk and the mix of total compensation should be weighted more heavily in favor of stock-based compensation. Stock options provide executives long-term incentive and are beneficial in aligning the interests of executives and stockholders in the enhancement of stockholder value.

                         COMPENSATION PROGRAM FOR 2002

     The 2002 executive compensation program consisted of three principal elements, which are discussed below: base salary, an annual incentive bonus plan and stock options that are exercisable over a ten-year period.

          Base Salary: Base salary for executive officer positions is determined principally by competitive factors. The Company obtains information through participation in oil and gas industry compensation surveys conducted by independent compensation consultants. In 2002, the Company engaged William M. Mercer ("Mercer") to update its review of the Company's executive compensation programs. The review covered base salary, the annual incentive bonus plan and long-term incentive plans. The committee generally analyzes the information and makes annual adjustments based on performance and market conditions. The policy of the Compensation, Benefits and Stock Option Committee generally is to establish base salary levels that approximate survey averages. Based on the Mercer survey, adjustments were made to certain executive officers' base salary to more closely approximate the market averages. According to data supplied by Mercer, after the 2002 adjustments, the top five executive salaries varied between 2 percent to 12 percent below the market median.

          Annual Incentive Bonus Plan: The annual incentive bonus plan in which executive officers participate is available to all full-time employees of the Company and its subsidiaries. The target bonus for an employee is the employee's base salary at year-end multiplied times the percentage factor assigned to the employee's salary classification. Target percentage factors range from 5 to 70 percent, with factors of 70 percent for the CEO and 60 percent for the other four top paid executive officers.

          Annual performance goals for the Company and its business units are based on four criteria as follows: discretionary cash flow; new reserves added; annual production; and stock performance as measured against the annual stock performance of certain peer companies. The annual performance goals for discretionary cash flow, new reserves, added production and stock performance were reviewed and recommended by the committee and approved by the full Board. Discretionary cash flow is composed of five components: net income; depreciation, depletion and amortization; exploration expense; distributions from unconsolidated subsidiaries; and capitalized interest.

          Stock Options and Restricted Stock: The Company's 1992 Stock Option and Restricted Stock Plan (the "1992 Plan") is designed to align a significant portion of the executive compensation program with stockholder interests. The 1992 Plan, which was approved by stockholders in 1992 and amended and restated in 1997, 2000 and 2002, permits the use of several different types of stock-based grants or awards: nonqualified or incentive stock options with or without stock appreciation rights and restricted stock.

          Option grants represent the right to purchase shares of Common Stock over a period of up to ten years upon such terms and conditions, consistent with the provisions of the 1992 Plan, as are specified by the Compensation, Benefits and Stock Option Committee at the time of grant. The option price for incentive stock options is not less than the fair market value per share at the date of grant. For nonqualified stock options, under certain circumstances the 1992 Plan permits an option price not less than 85 percent of fair market value per share at the date of grant. Restricted stock may be awarded by the Compensation, Benefits and Stock Option Committee subject to such terms and conditions as may be specified by the Committee, provided that the restriction period must be at least three years from the date of award (or one year in the case of restricted stock awarded with performance-based conditions). To date only nonqualified stock options at fair market value have been granted under the 1992 Plan.

          In July 1998, the Company engaged Towers Perrin, Inc. ("Towers Perrin") to advise the Compensation, Benefits and Stock Option Committee as to appropriate grant guidelines. Towers Perrin based its recommendations as to appropriate grant guidelines on an analysis of average annual stock grants over a three-year period as disclosed in publicly available proxy statements of ten companies it considered comparable to the Company in business and scope. The Towers Perrin report suggested multiples of 0.5 of base salary at the lower levels of employees of the Company, from 1.5 to
     4.4 for vice
     presidents of the Company and 5.7 at the CEO level. Using the Towers Perrin report, and adjusting its recommendations to account for changes in the Company's stock price, the Compensation, Benefits and Stock Option Committee in 2002 adopted grant multiples that ranged from 0.4 to 4.7 of base salary, with multiples of 4.7 for the CEO and 2.5 to 3.8 for other executive officers. Additionally, the Company used the 2002 Mercer survey to validate the option grants made to the named executive officers.

          The approximate number of shares granted is determined by dividing (i) the optionee's annual base salary multiplied times the applicable grant multiple by (ii) the fair market value per share of the underlying Common Stock on the calculation date. The Compensation, Benefits and Stock Option Committee, in its discretion, can adjust the number of shares granted under the 1992 Plan from the number determined under the grant guidelines. Options granted to executive officers in 2002 contained the following terms and conditions: 10-year term; vesting at the rate of one-third per year commencing on the first anniversary of the grant date; and option price equal to fair market value per share at the grant date.

2002 COMPENSATION OF CEO

     Davidson Base Salary, Bonus and Stock Options. As shown in the Summary Compensation Table on page 26, employing the data and policies set forth above, for 2002 the Compensation, Benefits and Stock Option Committee authorized for Mr. Davidson (1) a base salary of $597,914 (2) a bonus of $196,000 for 2002 performance and (3) a grant of 77,000 stock options.

CHANGE OF CONTROL AGREEMENTS

     Davidson Employment Agreement. Effective October 2, 2000, the Company entered into an employment agreement with Charles D. Davidson, for a term of three years, with automatic successive one year extensions, unless either Mr. Davidson or the Company gave six months written notice. By mutual agreement, Mr. Davidson and the Company terminated Mr. Davidson's employment agreement and entered into a change of control agreement (described below) on February 1, 2002.

     Davidson Change of Control Agreement. The Company's change of control agreement with Mr. Davidson includes provisions regarding the severance package that Mr. Davidson may be entitled to if he is terminated within 24 months after a change of control of the Company. A change of control for purposes of Mr. Davidson's agreement will be deemed to have occurred if any of the following conditions occur:

     - individuals who constituted the Board of Directors at the time of Mr. Davidson's employment (the "Incumbent Board") cease to constitute at least 51% of the Board, provided that any person whose election was approved by a vote of at least a majority of the directors of the Incumbent Board will be considered a member of the Incumbent Board; or

     - the stockholders of the Company approve a reorganization, merger or consolidation whereby the persons who were stockholders immediately prior to the reorganization, merger or consolidation do not immediately thereafter own at least 51% of the voting shares of the new entity; or

     - the stockholders of the Company approve a liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets to a non-related party; or

     - a new person or entity becomes the owner of at least 25% of the outstanding common stock or voting power in the Company.

     If the Company terminates Mr. Davidson for cause, incapacity due to physical or mental illness, or death, the Company has no further liability. A termination for cause, upon the occurrence of certain actions or circumstances enumerated in the change of control agreement, may only be made by the affirmative vote of a majority of the members of the Board of Directors of the Company.

     If the Company terminates Mr. Davidson for any other reason within 24 months after a change of control of the Company, then the Company shall pay or provide the following to Mr. Davidson:

     - pay all unpaid salary, expenses, compensation and benefits;

     - pay a lump sum of 2.99 times his annual cash compensation (made up of annual salary and bonus);

     - pay an amount equal to his pro-rata target bonus for the then-current year;

     - provide life, disability, medical and dental insurance benefits, upon his written request, for 36 months or such shorter period until Mr. Davidson obtains substantially equivalent coverage from a subsequent employer;

     - preserve his Company stock options; and

     - reimburse him for reasonable fees up to $15,000 for out-placement employment services.

     The above amounts will have a gross-up payment applied to them to offset fully the effect of any federal excise tax on them.

     Change of Control Agreements for Other Officers. Each named executive officer, including Susan M. Cunningham, Albert D. Hoppe, James L. McElvany, and William A. Poillion, Jr., has a change of control agreement similar to Mr. Davidson's, which is described above. These change of control agreements generally provide for substantially the same terms and conditions as Mr. Davidson's agreement, except a different multiplier is used in the named executive officers' agreements. This multiplier affects two provisions of the agreement - the lump sum payment that will be made upon termination and the provision of insurance benefits. For example, the multiplier in Mr. Davidson's agreement is 2.99, so he will receive a lump sum of 2.99 times his annual cash compensation and up to 36 months of benefits (2.99 times 12 months) if he is terminated under certain change of control circumstances that are described above. The multiplier for the named executive officers (other than Mr. Davidson) is 2.5. Thus, each named executive officer's lump sum payment is 2.5 times his or her annual cash compensation and his or her insurance benefits may extend for up to 30 months.

PARTICIPATION IN MINERAL, ROYALTY AND OVERRIDING ROYALTY ACQUISITIONS

     In addition to the executive compensation policies and programs described above, the Company has had a policy pursuant to which officers and key employees of the Company and its subsidiaries (collectively, the "Company") have been permitted to acquire interests in minerals, royalties and overriding royalties purchased from time to time by the Company. In 2000, the Company's outside directors discontinued their participation in the program. During 2001, the Board of Directors reviewed the above policy to determine whether it continued to be an effective element of the Company's overall compensation programs. Based on this review, the Company decided to suspend indefinitely any new participation in this program with the belief that the remaining elements of the Company's compensation programs provide competitive compensation and performance incentives for the Company's employees. During 2002, the above indefinite suspension was continued.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code contains provisions that limit the tax deductibility of executive compensation in excess of $1 million per person per year, subject to certain exceptions. The policy of the Company is to design its compensation programs to preserve the tax deductibility of compensation paid to its executive officers and other members of management. However, the Compensation, Benefits and Stock Option Committee could determine, taking into consideration the burdens of compliance with Section 162(m) and other relevant facts and circumstances, to pay compensation that is not fully deductible if the committee believes the payments are in the Company's best interest. In 1997, the stockholders of the Company approved the amended and restated 1992 Plan, allowing compensation paid thereunder in the form of stock options and stock appreciation rights to qualify as "performance-based compensation" for purposes of Section 162(m).

SUMMARY

     The members of the committee believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and stockholder interests. As performance goals are met or exceeded, resulting in increased value to stockholders, executive officers are rewarded commensurately. The committee believes that compensation levels during 2002 adequately reflect the compensation goals and policies of the Company.

March 24, 2003
                                          Compensation, Benefits and
                                          Stock Option Committee

                                          Bruce A. Smith, Chairman
                                          Edward F. Cox
                                          Kirby L. Hedrick
                                          Dale P. Jones

     The following "Summary Compensation Table," "Option Grants in 2002" table, "Aggregated Option Exercises in 2002 and 12/31/02 Option Values" table, "Equity Compensation Plan Table," "Pension Plan Table," and "Performance Graph" are attachments to this Report of the Compensation, Benefits and Stock Option Committee on Executive Compensation.

                             ---------------------

     The following table sets forth certain summary information concerning the compensation awarded to, earned by or paid to the Chief Executive Officer of the Company and each of the four most highly compensated executive officers of the Company other than the Chief Executive Officer (collectively, the "named executive officers") for the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                                                   ------------
                                                   ANNUAL COMPENSATION                STOCK
                                          --------------------------------------     OPTIONS
                                                                  OTHER ANNUAL      (NUMBER OF       ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)   COMPENSATION($)    SHARES)(1)    COMPENSATION($)
---------------------------        ----   ---------   --------   ---------------   ------------   ---------------
Charles D. Davidson..............  2002    597,914    196,000         4,106           77,000          92,220(3)
  President and Chief Executive    2001    495,833    551,250         3,815           60,000          31,910(2)
                                   2000    118,892    118,400           142           80,000             400
Susan M. Cunningham..............  2002    279,582     73,400           141           27,000             313(3)
  Senior Vice President --         2001    203,846    183,645           141           20,000             219
  Exploration                      2000         --         --            --               --              --
Albert D. Hoppe..................  2002    248,332     65,200           141           27,000          42,248(3)
  Senior Vice President,           2001    240,000    216,000           141           25,000          18,355
  General Counsel and Secretary    2000     23,848     23,014            --           10,000             142
James L. McElvany................  2002    239,582     63,200         3,359           27,000          55,591(3)
  Senior Vice President, Chief     2001    216,250    202,500         1,447           25,000          33,626
  Financial Officer and Treasurer  2000    195,000    210,000         3,442           28,350          30,410
William A. Poillion, Jr..........  2002    278,332     67,500         4,361           27,000          82,382(3)
  Senior Vice President --         2001    264,167    243,000         4,314           25,000          57,641
  Production and Drilling          2000    252,500    260,200         3,746           28,350          55,666

---------------

(1) Options represent the right to purchase shares of Common Stock at a fixed price per share.

(2) Includes $100 of expense reimbursement for attending Board meetings.

(3) Consists of contributions by the Company to a defined contribution plan/nonqualified contribution plan and payment by the Company of term life insurance premiums as follows: Charles D. Davidson -- $11,000/$81,220; $0; Susan M. Cunningham -- $0/$0; $313; Albert D. Hoppe -- $7,450/$33,030;
    $1,768; James L. McElvany -- $7,184/$48,407; $0; William A. Poillion,
    Jr. -- $8,362/$73,223; $797.

     The following table sets forth certain information with respect to options to purchase Common Stock granted during the year ended December 31, 2002 to each of the named executive officers.

                             OPTION GRANTS IN 2002

                                              INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                           -------------------------------------------------------   VALUE AT ASSUMED ANNUAL
                                                % OF TOTAL                            RATES OF STOCK PRICE
                            NUMBER OF SHARES     OPTIONS     EXERCISE                   APPRECIATION FOR
                             OF SECURITIES      GRANTED TO   OR BASE                       OPTION TERM
                           UNDERLYING OPTIONS   EMPLOYEES     PRICE     EXPIRATION   -----------------------
NAME                           GRANTED(1)        IN 2002      ($/SH)       DATE       5%($)(2)    10%($)(3)
----                       ------------------   ----------   --------   ----------   ----------   ----------
Charles D. Davidson......        77,000           10.5%       32.54       2/1/12     1,567,593    3,980,268
Susan M. Cunningham......        27,000            3.7%       32.54       2/1/12       549,676    1,395,678
Albert D. Hoppe..........        27,000            3.7%       32.54       2/1/12       549,676    1,395,678
James L. McElvany........        27,000            3.7%       32.54       2/1/12       549,676    1,395,678
William A. Poillion,
  Jr. ...................        27,000            3.7%       32.54       2/1/12       549,676    1,395,678

---------------

(1) Options represent the right to purchase shares of Common Stock at a fixed price per share. The options vest at the rate of one-third per year commencing on the first anniversary of the grant date.

(2) Reflects an assumed appreciated market price per share of Common Stock of $52.90.

(3) Reflects an assumed appreciated market price per share of Common Stock of $84.23.

     The following table sets forth certain information with respect to the exercise of options to purchase Common Stock during the year ended December 31, 2002, and the unexercised options held at December 31, 2002 and the value thereof, by each of the named executive officers.

                      AGGREGATED OPTION EXERCISES IN 2002
                           AND 12/31/02 OPTION VALUES

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                       OPTIONS AT DECEMBER 31,       IN-THE-MONEY OPTIONS AT
                           SHARES                      2002 (NUMBER OF SHARES)        DECEMBER 31, 2002($)
                          ACQUIRED        VALUE      ---------------------------   ---------------------------
NAME                     ON EXERCISE   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     -----------   -----------   -----------   -------------   -----------   -------------
Charles D. Davidson....        --             --        73,333        143,667              --       369,600
Susan M. Cunningham....        --             --         6,667         40,333              --       129,600
Albert D. Hoppe........        --             --        15,001         46,999              --       129,600
James L. McElvany......     2,040         41,341        77,961         53,116         575,059       241,783
William A. Poillion,
  Jr. .................    16,611        297,088       167,235         53,116       1,272,882       241,783

     The following table summarizes information regarding the number of shares of Common Stock of the Company that are outstanding and available for issuance under all of the Company's existing equity compensation plans as of December 31, 2002.

                         EQUITY COMPENSATION PLAN TABLE

                                                                               NUMBER OF SECURITIES
                                                                               REMAINING AVAILABLE
                                                                               FOR FUTURE ISSUANCE
                                         NUMBER OF         WEIGHTED-AVERAGE        UNDER EQUITY
                                     SECURITIES TO BE       EXERCISE PRICE      COMPENSATION PLANS
                                        ISSUED UPON         OF OUTSTANDING          (EXCLUDING
                                        EXERCISE OF       OPTIONS, WARRANTS    SECURITIES REFLECTED
PLAN CATEGORY                       OUTSTANDING OPTIONS       AND RIGHTS          IN COLUMN (A)
-------------                       -------------------   ------------------   --------------------
                                            (a)                  (b)                   (c)
EQUITY COMPENSATION PLANS APPROVED
  BY SECURITY HOLDERS.............       4,194,221              $33.38              1,169,390
EQUITY COMPENSATION PLANS NOT
  APPROVED BY SECURITY HOLDERS....             -0-                 -0-                    -0-
                                         ---------              ------              ---------
     TOTAL........................       4,194,221              $33.38              1,169,390
                                         =========              ======              =========

     The defined benefit plans of the Company that cover its executive officers provide the benefits shown below. The estimates assume that benefits are received in the form of a ten-year certain and life annuity.

                               PENSION PLAN TABLE

                                  ESTIMATED ANNUAL BENEFITS UPON RETIREMENT AT AGE 65 AFTER
                                        COMPLETION OF THE FOLLOWING YEARS OF SERVICE
60 MONTH AVERAGE                  ---------------------------------------------------------
ANNUAL COMPENSATION                  15          20          25          30          35
-------------------               ---------   ---------   ---------   ---------   ---------
$ 100,000.......................  $ 30,000    $ 40,000    $ 40,000    $ 46,918    $ 46,918
   150,000......................    45,000      60,000      60,974      73,168      73,168
   200,000......................    60,000      80,000      82,849      99,418      99,418
   300,000......................    90,000     120,000     126,599     151,918     151,918
   400,000......................   120,000     160,000     170,349     204,418     204,418
   600,000......................   180,000     240,000     257,849     309,418     309,418
   800,000......................   240,000     320,000     345,349     414,418     414,418
 1,000,000......................   300,000     400,000     432,849     519,418     519,418
 1,300,000......................   390,000     520,000     564,099     676,918     676,918
 1,400,000......................   420,000     560,000     607,849     729,418     729,418
 1,500,000......................   450,000     600,000     651,599     781,918     781,918

     Upon vesting, the amount of retirement benefit depends on an employee's final average monthly compensation, age and the number of years of credited service (maximum of 30 years). Final average monthly compensation is defined generally to mean the participant's average monthly rate of compensation from the Company for the 60 consecutive months prior to retirement that give the highest average monthly rate of compensation for the participant. Compensation covered by the defined benefit plans is defined (with certain exceptions) to mean the compensation actually paid to a participant as reported on the participant's federal income tax withholding statement for the applicable calendar year. Accordingly, the amounts reported in the Summary Compensation Table included elsewhere in this proxy statement under the section "Annual Compensation" approximate covered compensation for 2002. The amount of benefit shown in the above table is not subject to any deductions for social security or any other offset amounts.

     Under the Company's qualified defined benefit plan and applicable Internal Revenue Code provisions, for 2001 compensation in excess of $170,000 cannot be taken into account and the maximum annual annuity benefit cannot exceed $140,000. Effective as of January 1, 2002, the amount of compensation that can be taken into account under the Company's qualified defined benefit plan increased to $200,000 and the maximum annual annuity benefit increased to $160,000. The benefits that accrue in excess of these limitations are paid pursuant to the Company's nonqualified defined benefit plan.

     As of December 31, 2002, the named executive officers had the following approximate number of years of credited service for retirement purposes: Mr. Davidson -- 2; Ms. Cunningham -- 1; Mr. Hoppe -- 2; Mr. Poillion -- 26; and Mr. McElvany -- 24.

     Under the Company's nonqualified Deferred Compensation Plan, the named executive officers are eligible to defer portions of the salary and bonus reflected on the Summary Compensation Table above, and to receive certain matching contributions that would have been made to the Company's qualified 401(k) plan if the plan had not been subject to Internal Revenue Code compensation and contribution limitations. The matching contributions and interest earnings credited to the Deferred Compensation Plan accounts of the named executive officers are reflected in the All Other Compensation column of the Summary Compensation Table above.

     The following graph sets forth the cumulative total stockholder return for the Company's Common Stock, the S&P 500 Index, the Dow Jones Total Return Index for Secondary Oil Companies, and a Company peer group, for the years indicated as prescribed by the SEC's rules.

                               PERFORMANCE GRAPH

                COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN(1)
                  AMONG NOBLE ENERGY, INC., THE S&P 500 INDEX,
        THE DOW JONES TOTAL RETURN INDEX FOR SECONDARY OIL COMPANIES(2)
                              AND A PEER GROUP(3)

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------------
                                      CUMULATIVE TOTAL RETURN(1)
--------------------------------------------------------------------------------
                        12/97     12/98     12/99     12/00     12/01     12/02
--------------------------------------------------------------------------------
 Noble Energy, Inc.    100.00     70.18     61.48    132.61    102.14    109.20
 S&P 500 Index         100.00    128.58    155.64    141.46    124.65     97.10
 Dow Jones Total
  Return Index for
  Secondary Oil
  Companies(2)         100.00     68.61     79.18    126.46    116.10    118.62
 Peer Group(3)         100.00     71.59     83.93    149.59    121.73    127.09

(1) Total return assuming reinvestment of dividends. Assumes $100 invested on December 31, 1997 in Common Stock, the S&P 500 Index, Dow Jones Total Return Index for Secondary Oil Companies and the Peer Group of Companies.

(2) Composed of the following companies: Amerada Hess Corporation, Anadarko Petroleum Corporation, Apache Corporation, Ashland, Inc., Burlington Resources Inc., Cabot Oil and Gas, Chesapeake Energy, Cimarex Energy Company, E.O.G. Resources, Evergreen Resources, Forest Oil, Kerr-McGee Corporation, Murphy Oil Corporation, Newfield Exploration, NOBLE ENERGY, INC., Ocean Energy, Occidental Petroleum Corporation, Pioneer Natural Resources Co., Pogo Producing Co., Stone Energy Corporation, Sunoco Inc., Tosco Petroleum Corp., Tom Brown Inc., Valero Energy Corporation, Vintage Petroleum, Inc. and XTO Energy Inc.

(3) Composed of the following companies: Apache Corporation, Anadarko Petroleum Corporation, Burlington Resources, Inc., Devon Energy Corporation, EOG Resources, Forest Oil, Kerr-McGee Corporation, Murphy Oil Corporation, Newfield Exploration, NOBLE ENERGY, INC., Ocean Energy, Pioneer Natural Resources Company, Pogo Production Company, XTO Energy, Inc.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who beneficially own more than 10 percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Directors, officers and more than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of the reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its directors, officers and more than 10 percent beneficial owners were complied with during the year ended December 31, 2002.

                              CERTAIN TRANSACTIONS

     In the ordinary course of its business, the Company purchases products or services from, or engages in other transactions with, various third parties. Occasionally, these transactions involve entities that are affiliated with one or more members of the Company's Board of Directors. When they occur, these transactions are conducted in the ordinary course and on an arms-length basis.

     During 2002, the Company paid Noble Corporation (formerly Noble Drilling Corporation) approximately $3.4 million for drilling services. As an operator, the Company also paid approximately another $5.0 million to Noble Corporation on behalf of other working interest owners. During this period, the Company, as operator, also received payments from Noble Corporation of approximately $650,000 for certain leasehold working interests owned by Noble Corporation and operated by the Company. James C. Day is the Chairman of the Board and Chief Executive Officer of Noble Corporation.

     During 2002, the Company paid approximately $170,000 to the Samuel Roberts Noble Foundation, Inc., principally relating to reimbursement of expenses for the use of an aircraft owned by The Foundation. Michael A. Cawley is President and Chief Executive Officer of the Foundation. Messrs. Cawley and Day are trustees of the Foundation.

     During 2002, the Company paid approximately $84,000 to Tesoro Marine Services, Inc., a subsidiary of Tesoro Petroleum Corporation, for supplies used in the Company's business. Bruce A. Smith is President and Chief Executive Officer of Tesoro Petroleum Corporation.

                            INDEPENDENT ACCOUNTANTS

CHANGES IN INDEPENDENT AUDITORS

     Effective May 14, 2002, the Board of Directors of Noble Energy, Inc., after careful consideration and based upon the recommendation of its Audit Committee, dismissed its current independent public accountant, Arthur Andersen LLP. This dismissal followed the decision by the Board of Directors to seek proposals from other independent auditors to audit the Company's consolidated financial statements for its fiscal year ended December 31, 2002.

     Effective May 14, 2002, the Board of Directors, based on the recommendation of its Audit Committee, retained KPMG LLP as its independent auditor with respect to the audit of the Company's consolidated financial statements for its fiscal year ended December 31, 2002.

     During the Company's two most recent fiscal years ended December 31, 2001, and during the subsequent interim period preceding the replacement of Arthur Andersen LLP, there was no disagreement between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to Arthur Andersen LLP's satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its report. The audit reports of Arthur Andersen LLP on the consolidated financial statements of the

Company as of and for the last two fiscal years ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were these opinions qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company's two most recent fiscal years ended December 31, 2001, and during the subsequent interim period preceding the replacement of Arthur Andersen LLP, the Company had not consulted with KPMG LLP or other independent auditors regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

     The Board of Directors has appointed KPMG LLP as independent auditors to the audit the financial statements of the Company for the fiscal year ended December 31, 2002. The firm of KPMG LLP has served as the Company's independent auditors since May 2002. Representatives of KPMG LLP are expected to be present at the annual meeting, will be given the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                                 REPORT OF THE
                                AUDIT COMMITTEE

To the Stockholders
of Noble Energy, Inc.:

     The primary purpose of the Audit Committee of the Company's Board of Directors is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process and internal control systems. In support of this purpose, the Company's Board of Directors has adopted a written charter for the Audit Committee. The charter was appended to the Company's proxy statements in 2001 and 2002. Pursuant to Section 303.02(C) of the listing standards of the New York Stock Exchange ("NYSE"), the Audit Committee has completed its annual review of the charter and has chosen to republish the charter as Appendix B to this proxy statement.

     The Audit Committee is comprised entirely of independent directors as defined and required by the currently applicable listing standards of the NYSE. In making this determination, the Board of Directors of the Company considered Mr. Cawley's positions of President and Chief Executive Officer of The Samuel Roberts Noble Foundation, Inc., a not-for-profit corporation that owned approximately 5.5% of the Company's stock at the time (April 2002) of the Board determination. The Board of Directors also reviewed the business relationship between the Company and the Foundation and concluded that this relationship was not material and would not interfere with Mr. Cawley's exercise of independent judgment for purposes of the NYSE's audit committee independence requirements. As a result, the Board of Directors found that it was in the best interests of the Company and its stockholders for Mr. Cawley to serve as a member of the Audit Committee.

REVIEW AND DISCUSSIONS

     The Audit Committee has reviewed and discussed the Company's audited financial statements with management. It has also discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards 61 and 90. Additionally, the Audit Committee has received the written disclosures and the letter from the independent accountants at KMPG LLP, as required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountants their independence.

     In an effort to maintain the accountants' independence, the Audit Committee has considered whether KPMG LLP's rendering of tax compliance and tax consultation services to the Company is compatible with maintaining its independence. The Audit Committee has concluded that the rendering of both audit and tax services does not result in a conflict.

FEES PAID TO THE INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2002

     Audit Fees. The Company changed independent accountants in May 2002 from Arthur Andersen LLP to KPMG LLP. KPMG LLP audit fees for 2002 services for the Company were $277,900. The services rendered included the audit of the Company's annual financial statements and review of the financial statements included in the Company's Form 10-Q's filed for the second and third quarters of the fiscal year ended December 31, 2002.

     Audit-Related Fees. The Company paid KPMG LLP $30,000 for audit-related fees during 2002. The fees included services for auditing the Company's thrift and pension plans.

     Tax Fees. The aggregate fees paid to KPMG LLP for 2002 tax services were $9,483, representing tax consultation fees.

     All Other Fees. There were no other fees paid by the Company to KPMG LLP in 2002.

RECOMMENDATION TO INCLUDE AUDITED FINANCIAL STATEMENTS IN ANNUAL REPORT

     Based on the Audit Committee's discussions with management and the independent accountants, and its review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors the inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

March 24, 2003
                                          Audit Committee

                                          Dale P. Jones, Chairman
                                          Michael A. Cawley
                                          Bruce A. Smith

                             ---------------------

                    STOCKHOLDER PROPOSALS AND OTHER MATTERS

     Stockholder proposals intended to be brought before the annual meeting of stockholders as an agenda item or to be included in the Company's proxy statement relating to the 2004 annual meeting of stockholders, which is currently scheduled to be held on April 27, 2004, must be received by the Company at its office in Houston, Texas, addressed to the Secretary of the Company, no later than November 28, 2003.

     The cost of solicitation of proxies will be borne by the Company. Solicitation may be made by mail, personal interview, telephone or telegraph by officers and regular employees of the Company, who will receive no additional compensation therefor. To aid in the solicitation of proxies, the Company has employed the firm of Georgeson & Co., Inc., which will receive a fee of approximately $7,500 plus out-of-pocket expenses. The Company will bear the reasonable expenses incurred by banks, brokerage firms, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners.

     The Board of Directors does not intend to present any other matter at the meeting and knows of no other matters that will be presented. However, if any other matter comes before the meeting, the persons named in the enclosed proxy intend to vote thereon in accordance with their best judgment.

Houston, Texas                            NOBLE ENERGY, INC.
March 24, 2003

                                          James L. McElvany
                                          Senior Vice President,
                                          Chief Financial Officer and Treasurer

                                                                      APPENDIX A

                               NOBLE ENERGY, INC.

                  1992 STOCK OPTION AND RESTRICTED STOCK PLAN
                     (AS AMENDED THROUGH JANUARY 27, 2003)

SECTION 1.  Purpose

     The purpose of this Plan is to assist Noble Energy, Inc., a Delaware corporation formerly known as Noble Affiliates, Inc., in attracting and retaining, as officers and key employees of the Company and its Affiliates, persons of training, experience and ability and to furnish additional incentive to such persons by encouraging them to become owners of Shares of the Company's capital stock, by granting to such persons Incentive Options, Nonqualified Options, Restricted Stock, or any combination of the foregoing.

SECTION 2.  Definitions

     Unless the context otherwise requires, the following words as used herein shall have the following meanings:

          (a) "Affiliate" means any corporation (other than the Company) in any unbroken chain of corporations (i) beginning with the Company if, at the time of the granting of the Option or award of Restricted Stock, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or
     (ii) ending with the Company if, at the time of the granting of the Option or award of Restricted Stock, each of the corporations, other than the Company, owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (b) "Agreement" means the written agreement (i) between the Company and the Optionee evidencing the Option and any SARs that relate to such Option granted by the Company and the understanding of the parties with respect thereto or (ii) between the Company and a recipient of Restricted Stock evidencing the restrictions, terms and conditions applicable to such award of Restricted Stock and the understanding of the parties with respect thereto.

          (c) "Board" means the Board of Directors of the Company as the same may be constituted from time to time.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" means the Committee provided for in Section 3 of the Plan as the same may be constituted from time to time.

          (f) "Company" means Noble Energy, Inc., a Delaware corporation.

          (g) "Corporate Transaction" shall have the meaning as defined in
     Section 8 of the Plan.

          (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (i) "Fair Market Value" means the fair market value per Share as determined by the Committee in good faith; provided, however, that if a Share is listed or admitted to trading on a securities exchange registered under the Exchange Act, the Fair Market Value per Share shall be the average of the reported high and low sales price on the date in question (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal securities exchange on which such Share is listed or admitted to trading, or if a Share is not listed or admitted to trading on any such exchange but is listed as a national market security on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or any similar system then in use, the Fair Market Value per Share shall be the average of the reported high and low sales price on the date in question (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) on such system, or if a Share is not listed or admitted to trading on any such exchange and is not listed as a national market security on NASDAQ but is quoted on NASDAQ or any similar system then in use, the Fair Market Value per Share shall be the average of the closing high bid and low asked quotations on such system for such Share on the date in question. For purposes of valuing Shares to be made subject to Incentive Options, the Fair Market Value per Share shall be determined without regard to any restriction other than one which, by its terms, will never lapse.

          (j) "Incentive Option" means an Option that is intended to satisfy the requirements of Section 422(b) of the Code and Section 17 of the Plan.

          (k) "Nonqualified Option" means an Option that does not qualify as a statutory stock option under Section 422 or 423 of the Code.

          (l) "Non-Employee Director" means a director of the Company who satisfies the definition thereof under Rule 16b-3 promulgated under the Exchange Act.

          (m) "Option" means an option to purchase one or more Shares granted under and pursuant to the Plan. Such Option may be either an Incentive Option or a Nonqualified Option.

          (n) "Optionee" means a person who has been granted an Option and who has executed an Agreement with the Company.

          (o) "Outside Director" means a director of the Company who is an outside director within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

          (p) "Plan" means this Noble Energy, Inc. 1992 Stock Option and Restricted Stock Plan, as amended from time to time.

          (q) "Restricted Stock" means Shares issued or transferred pursuant to
     Section 20 of the Plan.

          (r) "Retirement" means a termination of employment with the Company or an Affiliate either (i) on a voluntary basis by a person who (A) is at least 55 years of age with five years of credited service with the Company or one or more Affiliates or (B) has at least 20 years of credited service with the Company or one or more Affiliates, immediately prior to such termination of employment or (ii) otherwise with the written consent of the Committee in its sole discretion.

          (s) "SARs" means stock appreciation rights granted pursuant to Section 7 of the Plan.

          (t) "Securities Act" means the Securities Act of 1933, as amended.

          (u) "Share" means a share of the Company's present common stock, par value $3.33 1/3 per share, and any share or shares of capital stock or other securities of the Company hereafter issued or issuable in respect of or in substitution or exchange for each such present share. Such Shares may be unissued or reacquired Shares, as the Board, in its sole and absolute discretion, shall from time to time determine.

SECTION 3.  Administration

     The Plan shall be administered by, and the decisions concerning the Plan shall be made solely by, a Committee of two or more directors of the Company, all of whom are (a) Non-Employee Directors, and (b) not later than immediately after the first meeting of stockholders of the Company at which its directors are elected that occurs after December 31, 1996, Outside Directors. Each member of the Committee shall be appointed by and shall serve at the pleasure of the Board. The Board shall have the sole continuing authority to appoint members of the Committee. In making grants or awards, the Committee shall take into consideration the contribution the person has made or may make to the success of the Company or its Affiliates and such other considerations as the Board may from time to time specify.

     The Committee shall elect one of its members as its chairman and shall hold its meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum. All decisions and determinations of the Committee shall be made by the majority vote or decision of the members present at any meeting at which a quorum is present; provided, however, that any decision or determination reduced to writing and signed by all members of the Committee shall be as fully effective as if it had been made by a majority vote or decision at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee) who shall keep minutes of its meetings. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the express provisions of the Plan, the bylaws or certificate of incorporation of the Company or any resolutions of the Board.

     All questions of interpretation or application of the Plan, or of a grant of an Option and any SARs that relate to such Option or an award of Restricted Stock, including questions of interpretation or application of an Agreement, shall be subject to the determination of the Committee, which determination shall be final and binding upon all parties.

     Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole and absolute discretion, (a) to adopt, amend or rescind administrative and interpretive rules and regulations relating to the Plan; (b) to construe the Plan; (c) to make all other determinations necessary or advisable for administering the Plan; (d) to determine the terms and provisions of the respective Agreements (which need not be identical), including provisions defining or otherwise relating to (i) the term and the period or periods and extent of exercisability of the Options, (ii) the extent to which the transferability of Shares issued upon exercise of Options or any SARs that relate to such Options is restricted, (iii) the effect of termination of employment upon the exercisability of the Options, and (iv) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service) upon the exercisability of such Options; (e) subject to Sections 9 and 11 of the Plan, to accelerate, for any reason, regardless of whether the Agreement so provides, the time of exercisability of any Option and any SARs that relate to such Option that have been granted or the time of the lapsing of restrictions on Restricted Stock; (f) to construe the respective Agreements; and (g) to exercise the powers conferred on the Committee under the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determinations of the Committee or Board, as the case may be, on the matters referred to in this Section 3 shall be final and conclusive.

SECTION 4.  Shares Subject to the Plan

          (a) The total number of Shares that may be purchased pursuant to Options, issued or transferred pursuant to the exercise of SARs or awarded as Restricted Stock shall not exceed a maximum of 6,500,000 in the aggregate, and the total number of shares for which Options and SARs may be granted, and which may be awarded as Restricted Stock, to any one person during a calendar year is 80,000 in the aggregate; provided that each such maximum number of Shares shall be increased or decreased as provided in
     Section 13 of the Plan.

          (b) At any time and from time to time after the Plan takes effect, the Committee, pursuant to the provisions herein set forth, may grant Options and any SARs that relate to such Options and award Restricted Stock until the maximum number of Shares shall be exhausted or the Plan shall be sooner terminated; provided, however, that no Incentive Option and any SARs that relate to such Option shall be granted after December 9, 2006.

          (c) Shares subject to an Option that expires or terminates prior to exercise and Shares that had been previously awarded as Restricted Stock that have since been forfeited shall be available for further grant of Options or award as Restricted Stock. No Option shall be granted and no Restricted Stock shall be awarded if the number of Shares for which Options have been granted and which pursuant to this Section are not again available for Option grant, plus the number of Shares that have been awarded as Restricted Stock, would, if such Option were granted or such Restricted Stock were awarded, exceed 6,500,000.

          (d) Any Shares withheld pursuant to Section 19(c) of the Plan shall not be available after such withholding for being optioned or awarded pursuant to the provisions hereof.

          (e) Unless the Shares awarded as Restricted Stock are Shares that have been reacquired by the Company as treasury shares, Restricted Stock shall be awarded only for services actually rendered, as determined by the Committee.

SECTION 5.  Eligibility

     The persons who shall be eligible to receive grants of Options and any SARs that relate to such Options, and to receive awards of Restricted Stock, shall be regular salaried officers or other employees of the Company or one or more of its Affiliates.

SECTION 6.  Grant of Options

          (a) From time to time while the Plan is in effect, the Committee may, in its sole and absolute discretion, select from among the persons eligible to receive a grant of Options under the Plan (including persons who have already received such grants of Options) such one or more of them as in the opinion of the Committee should be granted Options. The Committee shall thereupon, likewise in its sole and absolute discretion, determine the number of Shares to be allotted for option to each person so selected.

          (b) Each person so selected shall be offered an Option to purchase the number of Shares so allotted to him, upon such terms and conditions, consistent with the provisions of the Plan, as the Committee may specify. Each such person shall have a reasonable period of time, to be fixed by the Committee, within which to accept or reject the proffered Option. Failure to accept within the period so fixed may be treated as a rejection.

          (c) Each person who accepts an Option offered to him shall enter into an Agreement with the Company, in such form as the Committee may prescribe, setting forth the terms and conditions of the Option, whereupon such person shall become a participant in the Plan. In the event a person is granted both one or more Incentive Options and one or more Nonqualified Options, such grants shall be evidenced by separate Agreements, one for each Incentive Option grant and one for each Nonqualified Option grant. The date on which the Committee completes all action constituting an offer of an Option to a person, including the specification of the number of Shares to be subject to the Option, shall constitute the date on which the Option covered by such Agreement is granted. In no event, however, shall an Optionee gain any rights in addition to those specified by the Committee in its grant, regardless of the time that may pass between the grant of the Option and the actual signing of the Agreement by the Company and the Optionee.

          (d) Each Agreement that includes SARs in addition to an Option shall comply with the provisions of Section 7 of the Plan.

SECTION 7.  Grant of SARs

     The Committee may from time to time grant SARs in conjunction with all or any portion of any Option either (i) at the time of the initial Option grant (not including any subsequent modification that may be treated as a new grant of an Incentive Option for purposes of Section 424(h) of the Code) or (ii) with respect to Nonqualified Options, at any time after the initial Option grant while the Nonqualified Option is still outstanding. SARs shall not be granted other than in conjunction with an Option granted hereunder.

     SARs granted hereunder shall comply with the following conditions and also with the terms of the Agreement governing the Option in conjunction with which they are granted:

          (a) The SAR shall expire no later than the expiration of the underlying Option.

          (b) Upon the exercise of an SAR, the Optionee shall be entitled to receive payment equal to the excess of the aggregate Fair Market Value of the Shares with respect to which the SAR is then being exercised (determined as of the date of such exercise) over the aggregate purchase price of such Shares as provided in the related Option. Payment may be made in Shares, valued at their Fair Market Value on the date of exercise, or in cash, or partly in Shares and partly in cash, as determined by the Committee in its sole and absolute discretion.

          (c) SARs shall be exercisable (i) only at such time or times and only to the extent that the Option to which they relate shall be exercisable,
     (ii) only when the Fair Market Value of the Shares subject to the related Option exceeds the purchase price of the Shares as provided in the related Option, and (iii) only upon surrender of the related Option or any portion thereof with respect to the Shares for which the SARs are then being exercised.

          (d) Upon exercise of an SAR, a corresponding number of Shares subject to option under the related Option shall be canceled. Such canceled Shares shall be charged against the Shares reserved for the Plan, as provided in
     Section 4 of the Plan, as if the Option had been exercised to such extent and shall not be available for future Option grants or Restricted Stock awards hereunder.

SECTION 8.  Option Price

     The option price for each Share covered by an Incentive Option shall not be less than the greater of (a) the par value of such Share or (b) the Fair Market Value of such Share at the time such Option is granted. The option price for each Share covered by a Nonqualified Option shall not be less than the greater of (a) the par value of such Share or (b) 100 percent of the Fair Market Value of such Share at the time the Option is granted, except that the minimum option price may be equal to or greater than 85 percent of the Fair Market Value of such Share at the time the Option is granted if and to the extent the discount from Fair Market Value is expressly granted in lieu of a reasonable amount of salary or cash bonus. Notwithstanding the two immediately preceding sentences, if the Company or an Affiliate agrees to substitute a new Option under the Plan for an old Option, or to assume an old Option, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation (any of such events being referred to herein as a "Corporate Transaction"), the option price of the Shares covered by each such new Option or assumed Option may be other than the Fair Market Value of the Shares at the time the Option is granted as determined by reference to a formula, established at the time of the Corporate Transaction, which will give effect to such substitution or assumption; provided, however, in no event shall:

          (a) the excess of the aggregate Fair Market Value of the Shares subject to the Option immediately after the substitution or assumption over the aggregate option price of such Shares be more than the excess of the aggregate Fair Market Value of all Shares subject to the Option immediately prior to the substitution or assumption over the aggregate option price of such Shares;

          (b) in the case of an Incentive Option, the new Option or the assumption of the old Option give the Optionee additional benefits that he would not have under the old Option; or

          (c) the ratio of the option price to the Fair Market Value of the stock subject to the Option immediately after the substitution or assumption be more favorable to the Optionee than the ratio of the option price to the Fair Market Value of the stock subject to the old Option immediately prior to such substitution or assumption, on a Share by Share basis.

Notwithstanding the above, the provisions of this Section 8 with respect to the option price in the event of a Corporate Transaction shall, in the case of an Incentive Option, be subject to the requirements of Section 424(a) of the Code and the Treasury regulations and revenue rulings promulgated thereunder. In the case of an Incentive Option, in the event of a conflict between the terms of this Section 8 and the above cited statute, regulations and rulings, or in the event of an omission in this Section 8 of a provision required by said laws, the latter shall control in all respects and are hereby incorporated herein by reference as if set out at length.

SECTION 9.  Option Period and Terms of Exercise

          (a) Each Option shall be exercisable during such period of time as the Committee may specify, but in no event for longer than 10 years from the date when the Option is granted; provided, however, that

             (i) All rights to exercise an Option and any SARs that relate to such Option shall, subject to the provisions of subsection (c) of this
        Section 9, terminate one year after the date the Optionee ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates, for any reason other than death, becoming disabled (within the meaning of Section 22(e)(3) of the Code) or Retirement, except that, in the event of the termination of employment of the Optionee on account of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or its Affiliates, the Option and any SARs that relate to such Option shall thereafter be null and void for all purposes. Employment shall not be deemed to have ceased by reason of the transfer of employment, without interruption of service, between or among the Company and any of its Affiliates.

             (ii) If the Optionee ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates, by reason of his death, becoming disabled (within the meaning of Section 22(e)(3) of the Code) or Retirement, all rights to exercise such Option and any SARs that relate to such Option shall, subject to the provisions of subsection (c) of this Section 9, terminate five years thereafter.

          (b) If an Option is granted with a term shorter than 10 years, the Committee may extend the term of the Option and any SARs that relate to such Option, but for not more than 10 years from the date when the Option was originally granted.

          (c) In no event may an Option or any SARs that relate to such Option be exercised after the expiration of the term thereof.

SECTION 10.  Transferability of Options and SARs

     Except as provided in this Section 10, no Option or any SARs that relate to an Option shall be (i) transferable otherwise than by will or the laws of descent and distribution, or (ii) exercisable during the lifetime of the Optionee by anyone other than the Optionee. A Nonqualified Option granted to an Optionee, and any SARs that relate to such Nonqualified Option, may be transferred by such Optionee to a permitted transferee (as defined below), provided that (i) there is no consideration for such transfer (other than receipt by the Optionee of interests in an entity that is a permitted transferee); (ii) the Optionee (or such Optionee's estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Nonqualified Option or SARs;
(iii) the Optionee shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the permitted transferee and the relationship of the permitted transferee to the Optionee; and
(iv) such transfer shall be effected pursuant to transfer documents in a form approved by the Committee. A permitted transferee may not further assign or transfer any such transferred Nonqualified Option or any SARs that relate to such Nonqualified Option otherwise than by will or the laws of descent and distribution. Following the transfer of an Nonqualified Option and any SARs that relate to such Nonqualified Option to a permitted transferee, such Nonqualified Option and SARs shall continue to be subject to the same terms and conditions that applied to them prior to their transfer by the Optionee, except that they shall be exercisable by the permitted transferee to whom such transfer was made rather than by the transferring Optionee. For the purposes of the Plan, the term "permitted transferee" means, with respect to an Optionee, (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Optionee, including adoptive relationships, (ii) any person sharing the Optionee's household (other than a tenant or an employee), (iii) a trust in which the persons described in clauses (i) and (ii) above have more than fifty percent of the beneficial interest, (iv) a foundation in which the Optionee and/or persons described in clauses (i) and (ii) above control the management of assets, and (v) any other entity in which the Optionee and/or persons described in clauses (i) and (ii) above own more than fifty percent of the voting interests.

SECTION 11.  Exercise of Options and SARs

          (a) In the event of an Optionee's death, any then exercisable portion of an Option that has been granted to such Optionee, and any SARs that relate to such Option, may be exercised, within the period ending with the earlier of the fifth anniversary of the date of the Optionee's death or the date of the termination of such Option, by the duly authorized representative of the deceased Optionee's estate or the permitted transferee to whom such Option and SARs have been transferred.

          (b) At any time, and from time to time, during the period when any Option and any SARs that relate to such Option, or a portion thereof, are exercisable, such Option or SARs, or portion thereof, may be exercised in whole or in part; provided, however, that the Committee may require any Option or SAR that is partially exercised to be so exercised with respect to at least a stated minimum number of Shares.

          (c) Each exercise of an Option, or a portion thereof, shall be evidenced by a notice in writing to the Company accompanied by payment in full of the option price of the Shares then being purchased. Payment in full shall mean payment of the full amount due: (i) in cash, (ii) by certified check or cashier's check, (iii) with Shares owned by the Optionee having a Fair Market Value at least equal to the aggregate option price payable in connection with such exercise, but only to the extent that such Shares are "mature" as determined by the Corporation in accordance with generally accepted accounting principles, or (iv) by any combination of clauses (i) through (iii). If the Optionee chooses to remit Shares in payment of all or any portion of the option price, then (for purposes of payment of the option price) those Shares shall be deemed to have a cash value equal to their aggregate Fair Market Value determined as of the date the Optionee exercises such Option.

          (d) Each exercise of SARs, or a portion thereof, shall be evidenced by a notice in writing to the Company.

          (e) No Shares shall be issued upon exercise of an Option until full payment therefor has been made, and an exercising Optionee or permitted transferee shall have none of the rights of a shareholder until Shares are issued to him.

          (f) Nothing herein or in any Agreement shall require the Company to issue any Shares upon exercise of an Option or SAR if such issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect. Upon the exercise of an Option or SAR (as a result of which the exercising Optionee or permitted transferee receives Shares), or portion thereof, the exercising Optionee or permitted transferee shall give to the Company satisfactory evidence that he is acquiring such Shares for the purposes of investment only and not with a view to their distribution; provided, however, if or to the extent that the Shares delivered to the exercising Optionee or permitted transferee shall be included in a registration statement filed by the Company under the Securities Act, such investment representation shall be abrogated.

SECTION 12.  Delivery of Stock Certificates

     As promptly as may be practicable after an Option or SAR (as a result of the exercise of which the exercising Optionee or permitted transferee receives Shares), or a portion thereof, has been exercised as hereinabove provided, the Company shall make delivery of one or more certificates for the appropriate number of Shares. In the event that an Optionee exercises both (i) an Incentive Option or SARs that relate to such Option (as a result of which the Optionee receives Shares), or a portion thereof, and (ii) a Nonqualified Option or SARs that relate to such Option (as a result of which the Optionee receives Shares), or a portion thereof, separate stock certificates shall be issued, one for the Shares subject to the Incentive Option and one for the Shares subject to the Nonqualified Option.

SECTION 13. Changes in Company's Shares and Certain Corporate Transactions

     If at any time while the Plan is in effect there shall be any increase or decrease in the number of issued and outstanding Shares of the Company effected without receipt of consideration therefor by the Company, through the declaration of a stock dividend or through any recapitalization or merger or otherwise in which the Company is the surviving corporation, resulting in a stock split-up, combination or exchange of Shares of the Company, then and in each such event:

          (a) An appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned or awarded as Restricted Stock under the Plan, to the end that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so optioned and awarded;

          (b) Appropriate adjustment shall be made in the number of Shares and the option price per Share thereof then subject to purchase pursuant to each Option previously granted and then outstanding, to the end that the same proportion of the Company's issued and outstanding Shares in each such instance shall remain subject to purchase at the same aggregate option price; and

          (c) In the case of Incentive Options, any such adjustments shall in all respects satisfy the requirements of Section 424(a) of the Code and the Treasury regulations and revenue rulings promulgated thereunder.

     Except as is otherwise expressly provided herein, the issue by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or option price of Shares then subject to outstanding Options granted under the Plan. Furthermore, the presence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities or preferred stock that would rank above the Shares subject to outstanding Options granted under the Plan; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

SECTION 14.  Effective Date

     The Plan was originally adopted by the Board on January 28, 1992, and approved by the stockholders of the Company on April 28, 1992. The Plan was amended and restated on December 10, 1996, and was approved by the stockholders of the Company on April 22, 1997. The Plan was amended and restated on February 1, 2000, and was approved by the stockholders of the Company on April 25, 2000. The Plan as amended and restated through January 29, 2002, was approved and adopted by the Board on January 29, 2002, to be effective as of that date. The Plan was amended by the Board on January 27, 2003, to be effective as of that date.

SECTION 15.  Amendment, Suspension or Termination

     The Board may at any time amend, suspend or terminate the Plan; provided, however, that after the shareholders have approved and ratified the Plan in accordance with Section 14 of the Plan, the Board may not, without approval of the shareholders of the Company, amend the Plan so as to (a) increase the maximum number of Shares subject thereto, as specified in Sections 4(a) and 13 of the Plan, (b) reduce the option price for Shares covered by Options granted hereunder below the price specified in Section 8 of the Plan or (c) permit the "repricing" of Options and any SARs that relate to such new Options in contravention of Section 18 of the Plan; and provided further, that the Board may not modify, impair or cancel any outstanding Option or SAR that relates to such Option, or the restrictions, terms or conditions applicable to Shares of Restricted Stock, without the consent of the holder thereof.

SECTION 16.  Requirements of Law

     Notwithstanding anything contained herein or in any Agreement to the contrary, the Company shall not be required to sell or issue Shares under any Option or SAR if the issuance thereof would constitute a violation by the Optionee or the Company of any provision of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance of Shares upon exercise of an Option or SAR, the Company may require such agreements or undertakings, if any, as the Company may deem necessary or advisable to assure compliance with any such law or regulation.

SECTION 17.  Incentive Options

     The Committee may, in its sole and absolute discretion, designate any Option granted under the Plan as an Incentive Option intended to qualify under
Section 422(b) of the Code. Any provision of the Plan to the contrary notwithstanding, (a) no Incentive Option shall be granted to any person who, at the time such Incentive Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Affiliate unless the option price under such Incentive Option is at least 110 percent of the Fair Market Value of the Shares subject to the Incentive Option at the date of its grant and such Incentive Option is not exercisable after the expiration of five years from the date of its grant; and
(b) the aggregate Fair Market Value of the Shares subject to an Incentive Option and the aggregate Fair Market Value of the shares of stock of the Company or any Affiliate (or a predecessor corporation of the Company or an Affiliate) subject to any other incentive stock option (within the meaning of Section 422(b) of the Code) of the Company and its Affiliates (or a predecessor corporation of any such corporation), that may become first exercisable in any calendar year, shall not (with respect to any Optionee) exceed $100,000, determined as of the date the Incentive Option is granted.

SECTION 18.  Modification of Options and SARs

     Subject to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options and any SARs that relate to such Options granted under the Plan. The Committee shall not have authority to accept the surrender or cancellation of any Options and any SARs that relate to such Options outstanding hereunder (to the extent not theretofore exercised) and grant new Options and any SARs that relate to such new Options hereunder in substitution therefor (to the extent not theretofore exercised) at an Option Price that is less than the Option Price of the Options surrendered or canceled. Notwithstanding the foregoing provisions of this Section 18, no modification of an outstanding Option and any SARs that relate to such Option granted hereunder shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option and any SARs that relate to such Option theretofore granted hereunder to such Optionee, except as may be necessary, with respect to Incentive Options, to satisfy the requirements of
Section 422(b) of the Code.

SECTION 19.  Agreement Provisions

          (a) Each Agreement shall contain such provisions (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Option and any SARs that relate to such Option and the transfer of shares thereby acquired) as the Committee shall deem advisable. Each Agreement relating to an Option shall identify the Option evidenced thereby as an Incentive Option or Nonqualified Option, as the case may be. Incentive Options and Nonqualified Options may not both be covered by a single Agreement. Each such Agreement relating to Incentive Options shall contain such limitations and restrictions upon the exercise of the Incentive Option as shall be necessary for the Incentive Option to which such Agreement relates to constitute an incentive stock option, as defined in Section 422(b) of the Code.

          (b) Each Agreement shall recite that it is subject to the Plan and that the Plan shall govern where there is any inconsistency between the Plan and the Agreement.

          (c) Each Agreement shall contain a covenant by the Optionee, in such form as the Committee may require in its discretion, that he consents to and will take whatever affirmative actions are required, in the opinion of the Committee, to enable the Company or appropriate Affiliate to satisfy its Federal income tax and FICA and any applicable state and local withholding obligations incurred as a result of such Optionee's (or his permitted transferee's) exercise of an Option granted to such Optionee or any SARs that relate to such Option. Upon the exercise of an Option or SARs requiring tax withholding, an exercising Optionee or permitted transferee may (i) direct the Company to withhold from the Shares to be issued to the exercising Optionee or permitted transferee the number of Shares (based upon the aggregate Fair Market Value of the Shares at the date of exercise) necessary to satisfy the Company's obligation to withhold taxes, (ii) deliver to the Company sufficient Shares (based upon the aggregate Fair Market Value of the Shares at the date of exercise) to satisfy the Company's tax withholding obligations, (iii) deliver sufficient cash to the Company to satisfy the Company's tax withholding obligations, or (iv) any combination of clauses (i) through (iii). In the event the Committee subsequently determines that the aggregate Fair Market Value (as determined above) of any Shares withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Optonee to whom the Option and SARs in question were granted shall pay (or cause the permitted transferee to whom such Option and SARs were transferred to pay) to the Company, immediately upon the Committee's request, the amount of that deficiency.

          (d) Each Agreement relating to an Incentive Option shall contain a covenant by the Optionee immediately to notify the Company in writing of any disqualifying disposition (within the meaning of Section 421(b) of the Code) of Shares received upon the exercise of an Incentive Option.

SECTION 20.  Restricted Stock

          (a) The Committee may from time to time, in its sole and absolute discretion, award Shares of Restricted Stock to such persons as it shall select from among those persons who are eligible under Section 5 of the Plan to receive awards of Restricted Stock. Any award of Restricted Stock shall be made from Shares subject hereto as provided in Section 4 of the Plan.

          (b) A Share of Restricted Stock shall be subject to such restrictions, terms and conditions, including forfeitures, if any, as may be determined by the Committee, which may include, without limitation, the rendition of services to the Company or its Affiliates for a specified time or the achievement of specific goals, and to the further restriction that no such Share may be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of until the terms and conditions set by the Committee at the time of the award of the Restricted Stock have been satisfied; provided, however, that the minimum restriction period shall be three years from the date of award (one year in the case of Shares of Restricted Stock awarded with performance-based conditions). Each recipient of an award of Restricted Stock shall enter into an Agreement with the Company, in such form as the Committee shall prescribe, setting forth the restrictions, terms and conditions of such award, whereupon such recipient shall become a participant in the Plan.

          If a person is awarded Shares of Restricted Stock, whether or not escrowed as provided below, the person shall be the record owner of such Shares and shall have all the rights of a shareholder with respect to such Shares (unless the escrow agreement, if any, specifically provides otherwise), including the right to vote and the right to receive dividends or other distributions made or paid with respect to such Shares. Any certificate or certificates representing Shares of Restricted Stock shall bear a legend similar to the following:

             The shares represented by this certificate have been issued pursuant to the terms of the Noble Energy, Inc. 1992 Stock Option and Restricted Stock Plan and may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of in any manner except as set forth in the terms of the agreement embodying
        the award of such shares dated           ,      .

          In order to enforce the restrictions, terms and conditions that may be applicable to a person's Shares of Restricted Stock, the Committee may require the person, upon the receipt of a certificate or certificates representing such Shares, or at any time thereafter, to deposit such certificate or certificates, together with stock powers and other instruments of transfer, appropriately endorsed in blank, with the Company or an escrow agent designated by the Company under an escrow agreement in such form as by the Committee shall prescribe.

          After the satisfaction of the restrictions, terms and conditions set by the Committee at the time of an award of Restricted Stock to a person, a new certificate, without the legend set forth above, for the number of Shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the person.

          If a person to whom Restricted Stock has been awarded dies after satisfaction of the restrictions, terms and conditions for the payment of all or a portion of the award but prior to the actual payment of all or such portion thereof, such payment shall be made to the person's beneficiary or beneficiaries at the time and in the same manner that such payment would have been made to the person.

          The Committee shall have the authority (and the Agreement evidencing an award of Restricted Stock may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of such restrictions with respect to any or all of the Shares of Restricted Stock awarded to a person hereunder on such terms and conditions as the Committee may deem appropriate.

          (c) Without limiting the provisions of the first paragraph of subsection (b) of this Section 20, if a person to whom Restricted Stock has been awarded ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates, for any reason, prior to the satisfaction of any terms and conditions of an award, any Restricted Stock remaining subject to restrictions shall thereupon be forfeited by the person and transferred to, and reacquired by, the Company or an Affiliate at no cost to the Company or the Affiliate; provided, however, if the cessation is due to the person's death, disability or Retirement, the Committee may, in its sole and absolute discretion, deem that the terms and conditions have been met for all or part of such remaining portion. In the event of such forfeiture, the person, or in the event of his death, his personal representative, shall forthwith deliver to the Secretary of the Company the certificates for the Shares of Restricted Stock remaining subject to such restrictions, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Company.

          (d) In case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that payment of Restricted Stock shall take the form of the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such consolidation or merger.

SECTION 21.  General

          (a) The proceeds received by the Company from the sale of Shares pursuant to Options shall be used for general corporate purposes.

          (b) Nothing contained in the Plan or in any Agreement shall confer upon any Optionee or recipient of Restricted Stock the right to continue in the employ of the Company or any Affiliate, or interfere in any way with the rights of the Company or any Affiliate to terminate his employment at any time, with or without cause.

          (c) Neither the members of the Board nor any member of the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan or any Option and any SARs that relate to such Option granted hereunder or any Restricted Stock awarded hereunder; and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expenses (including counsel fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may be in effect from time to time.

          (d) Any payment of cash or any issuance or transfer of Shares to an exercising Optionee or permitted transferee, or to his legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Committee may require an exercising Optionee or permitted transferee, legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

          (e) Neither the Committee, the Board nor the Company guarantees the Shares from loss or depreciation.

          (f) All expenses incident to the administration, termination or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company or its Affiliates.

          (g) Records of the Company and its Affiliates regarding a person's period of employment, termination of employment and the reason therefor, leaves of absence, re-employment and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

          (h) Any action required of the Company shall be by resolution of its Board or by a person authorized to act by resolution of the Board. Any action required of the Committee shall be by resolution of the Committee or by a person authorized to act by resolution of the Committee.

          (i) If any provision of the Plan or any Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such Agreement, as the case may be, but such provision shall be fully severable and the Plan or such Agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

          (j) Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company, an Optionee or a recipient of Restricted Stock may change, at any time and from time to time, by written notice to the other, the address that it or he had theretofore specified for receiving notices. Until changed in accordance herewith, the Company and each Optionee and recipient of Restricted Stock shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the Shares to which such notice relates.

          (k) Any person entitled to notice hereunder may waive such notice.

          (l) The Plan shall be binding upon the Optionee or recipient of Restricted Stock, his heirs, legatees, distributees, legal representatives and permitted transferees, upon the Company, its successors and assigns, and upon the Committee, and its successors.

          (m) The titles and headings of Sections and paragraphs are included for convenience of reference only and are not to be considered in the construction of the provisions hereof.

          (n) All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by Federal law.

          (o) Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural.

SECTION 22.  UK Sub-Plan

     Any provision of this Plan to the contrary notwithstanding, the Committee may grant to the employees of the Company or one of its Affiliates whose compensation from the Company or such Affiliate is subject to taxation under the laws of the United Kingdom Options which (i) will terminate one year after the Optionee's death, (ii) cannot be transferred to a permitted transferee pursuant to the provisions of Section 10, (iii) cannot be exercised using a means of payment other than cash or a certified check or cashier's check, and (iv) will not be adjusted pursuant to Section 13 without the approval of the Board of Inland Revenue of the United Kingdom.

                                                                      APPENDIX B

                               NOBLE ENERGY, INC.

                            AUDIT COMMITTEE CHARTER

     The Audit Committee ("the Committee") of the Board of Directors ("the Board") of Noble Energy, Inc. ("the Company") will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

     The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements required by law and regulation. The members of the Committee will be elected annually at the organizational meeting of the full Board held in conjunction with the annual shareholders meeting, and will be listed in the annual report to shareholders.

RESPONSIBILITY

     The primary purpose of the Committee is to assist the Board in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process and internal control systems, including overseeing the internal audit process and the annual independent audit of the Company's financial statements.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete, accurate and/or in accordance with generally accepted accounting principles; this is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.

AUTHORITY

     The Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In this regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS

     The Committee will meet at least four times annually and as many additional times as the Committee deems necessary. The Committee will meet in separate executive sessions at least annually with the chief financial officer, the director of the internal auditing department, and the independent accountants to discuss any matters that the Committee or each of these groups believe should be discussed. The Committee chair shall approve contents of the agenda for each meeting.

ATTENDANCE

     Committee members will strive to be present at all meetings. As necessary or desirable, any member of the Committee may request that members of management and representatives of the independent accountants and/or internal auditors be present at Committee meetings.

SPECIFIC DUTIES

     In carrying out its oversight responsibilities, the Committee will:

          1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval; this should be done in compliance with applicable legal and regulatory audit committee requirements.

          2. Review with the Company's management, the director of the internal auditing department, and independent accountants the Company's general accounting and financial reporting controls, and obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.

          3. Review the internal auditing plans and receive summary reports of major findings by internal auditors and how management is addressing the conditions reported.

          4. Review the scope and general extent of the independent accountants' annual audit. The Committee will review annually with management the fee arrangement with the independent accountants.

          5. Inquire as to, and oversee, the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

          6. At the completion of the annual audit, review with management and the independent accountants the following:

           - The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

           - Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

           - Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit.

           - Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

          7. After preparation by management and review by the independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.

          8. Recommend to the Board the selection, retention or termination of the Company's independent accountants.

          9. As the Committee may deem appropriate, obtain, weigh, and consider expert advice as to the Committee, related rules of any governing body, and other accounting, legal and regulatory provisions.

                            o FOLD AND DETACH HERE o



                               NOBLE ENERGY, INC.
           This Proxy Is Solicited On Behalf Of The Board Of Directors

         I have received the Notice of Annual Meeting of Stockholders to be held on April 29, 2003, and a Proxy Statement furnished by the Board of Directors of Noble Energy, Inc. (the "Company") for the Meeting. I appoint Charles D. Davidson and James L. McElvany, and each of them, as proxies with power of substitution in each, to represent me and to vote all the shares of common stock of the Company that I am entitled to vote at the Annual Meeting on April 29, 2003 in the manner shown on this form as to the following matters and in their discretion on any other matters that come before the meeting.

     The Company's Board of Directors recommends a vote FOR proposal 1, with no exceptions.

1.       Election of Directors

         FOR ALL NOMINEES WITH                   FOR ALL NOMINEES WITH           WITHHOLD AUTHORITY
         NO EXCEPTIONS     [ ]                   EXCEPTIONS NOTED     [ ]        FOR ALL NOMINEES     [ ]

                  Michael A. Cawley, Edward F. Cox, Charles D. Davidson, James
C. Day, Kirby L. Hedrick, Dale P. Jones, Bruce A. Smith

         (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


       The Company's Board of Directors recommends a vote FOR proposal 2.

2. Proposal to amend the Company's 1992 Stock Option Plan to (a) increase the aggregate number of shares that may be awarded by stock option grants and (b) increase the maximum number of shares for which options may be awarded to a single employee in a single year:

                    [ ] FOR             [ ] AGAINST               [ ] ABSTAIN



3. In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

                  (Continued and to be signed on reverse side)

                         Signature(s) of Stockholder(s)


                                   Dated:                                 , 2003

I hereby revoke any proxy or proxies previously given to represent or vote the shares of common stock of the Company that I am entitled to vote, and I ratify and confirm all actions that the proxies, their substitutes, or any of them, may lawfully take in accordance with the terms of this proxy card.

Please sign this proxy as your name(s) appears above. Joint owners should both sign. If signed as attorney, executor, guardian or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.

Please complete, date and sign this proxy and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States.

                DO NOT PRINT IN THIS AREA SHAREHOLDER RECORD DATA

                DO NOT PRINT IN THIS AREA SHAREHOLDER RECORD DATA


THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. IF THIS PROXY IS SIGNED AND RETURNED, IT WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT IF YOU DO NOT SPECIFY HOW THE PROXY SHOULD BE VOTED, IT WILL BE VOTED "FOR" PROPOSAL 1 (WITH NO EXCEPTIONS) and "FOR" PROPOSAL 2.

                            o FOLD AND DETACH HERE o